Exhibit 10.2

EXECUTION VERSION

Published CUSIP Number: 07745MAA4

Term Loan CUSIP Number: 07745MAB2

$250,000,000

TERM LOAN CREDIT AGREEMENT

dated as of October 3, 2013,

by and among

BELDEN INC.

as Company,

BELDEN FINANCE 2013 LP,

as Borrower,

the Lenders referred to herein,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION

and

STEPHENS INC.,

as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC

and

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

(continued)

(continued)

EXHIBITS
Exhibit A	—	Form of Term Loan Note
Exhibit B	—	Form of Notice of Borrowing
Exhibit C	—	Form of Notice of Account Designation
Exhibit D	—	Form of Notice of Prepayment
Exhibit E	—	Form of Notice of Conversion/Continuation
Exhibit F	—	Form of Officer’s Compliance Certificate
Exhibit G	—	Form of Assignment and Assumption
Exhibit H-1	—	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	—	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	—	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	—	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES
Schedule 5.2	—	Subsidiaries and Capitalization
Schedule 5.13	—	Real Property
Schedule 5.14	—	Disclosed Matters
Schedule 7.1	—	Existing Indebtedness
Schedule 7.2	—	Existing Liens
Schedule 7.3	—	Existing Loans, Advances and Investments
Schedule 7.7	—	Transactions with Affiliates

v

TERM LOAN CREDIT AGREEMENT, dated as of October 3, 2013, by and among BELDEN INC., a Delaware corporation, BELDEN FINANCE 2013 LP, a Delaware limited partnership, as borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, a certain term credit facility to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE

IDEFINITIONS

SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“ABL Administrative Agent” means JPMorgan Chase Bank, N.A. and any successor under the ABL Credit Agreement, or if there is no ABL Credit Agreement, the “ABL Administrative Agent” designated pursuant to the terms of the ABL Debt.

“ABL Credit Agreement” has the meaning assigned thereto in the definition of “ABL Facility”.

“ABL Debt” means any (a) Indebtedness outstanding from time to time under the ABL Facility, (b) all obligations with respect to such Indebtedness and any obligations owing by any Credit Party under any Hedge Agreement to any ABL Lender (or any of its Affiliates) and secured by the ABL Priority Collateral and (c) any facilities or services provided under a Cash Management Agreement incurred with the ABL Lender (or any of its Affiliates) and secured by the ABL Priority Collateral.

“ABL Facility” means the Credit Agreement entered into by and among the Company, the subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent thereunder (the “ABL Credit Agreement”), including any guarantees, collateral documents and account control agreements, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, refinancings, renewals or restatements thereof; provided that the ABL Facility shall be at all times (a) subject to, and the administrative agent thereunder party to, the Intercreditor Agreement and (b) an asset-based facility with advances thereunder based on a borrowing base.

“ABL Lender” means any lender or holder or agent or arranger of Indebtedness under the ABL Facility.

“ABL Priority Collateral” has the meaning assigned to “ABL Collateral” in the Intercreditor Agreement.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 9.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 10.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Term Loan Credit Agreement.

“Applicable Law” means, with respect to any Person, any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Margin” means (a) with respect to LIBOR Rate Loans, 2.50% and (b) with respect to Base Rate Loans, 1.50%. The Applicable Margins shall be increased as, and to the extent, required by Section 2.8.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, each in its capacity as a joint lead arranger and joint bookrunner.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests and any Sale and Leaseback Transaction) by the Company or any Restricted Subsidiary thereof (or the granting of any option or other right to do any of the foregoing), and any issuance of Equity Interests by any Restricted Subsidiary of the Company to any Person that is not a Credit Party or any Restricted Subsidiary thereof; provided, that the following items shall not be deemed to be Asset Dispositions: (a) the trade or exchange of Property of equivalent value, (b) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind, (c) creating or granting Liens not prohibited by this Agreement and (d) condemnations on or the taking by eminent domain of Property.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Auction” has the meaning specified in Section 2.5(a).

“Auction Manager” has the meaning specified in Section 2.5(a).

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means any Term Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).

“Borrower” means Belden Finance 2013 LP, a Delaware limited partnership.

“Borrower Materials” has the meaning assigned thereto in Section 6.2.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

“Canadian Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Canadian ULCs in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent.

“Canadian Security Agreement” means that certain Pledge and Security Agreement of even date herewith executed by the Canadian ULCs in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent.

“Canadian ULCs” means, collectively, Belden Canada Finance 1 ULC and Belden Canada Finance 2 ULC.

“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means, collectively, (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof, (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s, (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any ABL Lender or any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above, (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000, (f) in the case of any Foreign Subsidiary, other investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes and (g) other investments from time to time approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means, as of any time of determination, a Domestic Subsidiary that at such time has no material assets other than the Equity Interests in one or more CFCs. For the avoidance of doubt, the Borrower shall not be treated as a CFC Holding Company.

“Change in Control” means an event or series of events by which:

(a) at any time, the Company shall fail to, directly or indirectly, own one hundred percent (100%) of the Equity Interests of the Canadian ULCs entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Canadian ULCs; or

(b) at any time, the Canadian ULCs shall fail to own one hundred percent (100%) of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower; or

(c) (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors (or equivalent governing body) of the Company by Persons who were neither (A) nominated by the board of directors (or equivalent governing body) of the Company nor (B) appointed by directors so nominated; or (iii) the occurrence of a change in control, or other similar provision, as defined in the ABL Credit Agreement, any Refinancing Notes or any agreement or instrument evidencing any Indebtedness in excess of $25,000,000 (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and

all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means, when used in reference to any Term Loan, whether such Term Loan is an Initial Term Loan, Incremental Term Loan, Extended Term Loan or Refinancing Term Loan.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents. For the avoidance of doubt, the Collateral shall not include the Excluded Assets (as defined in the Collateral Agreement).

“Collateral Agreement” means the Pledge and Security Agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” means Belden Inc., a Delaware corporation.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period (a) Consolidated Net Income plus (b) to the extent deducted in determining Consolidated Net Income, without duplication, for the Company and its Restricted Subsidiaries in accordance with GAAP:

(i) Consolidated Interest Expense,

(ii) expense for taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including, without limitation, federal and state and local income taxes, foreign income taxes, or franchise taxes,

(iii) depreciation,

(iv) amortization,

(v) each non-cash expense (including, without limitation, non-cash expenses related to stock based compensation), non-cash charge or non-cash loss (including, extraordinary, unusual or non-recurring non-cash losses), including, without limitation, in connection with Permitted Acquisitions or restructurings, incurred or recognized,

(vi) cash charges incurred in connection with acquisition activities prior to the Closing Date and to the extent not in excess of $10,000,000,

(vii) fees, costs and expenses incurred by the Credit Parties in connection with any Permitted Acquisition, in each case whether or not consummated and solely to the extent disclosed in writing to the Administrative Agent and in an aggregate amount not to exceed $10,000,000 during any Reference Period,

(viii) cash charges or extraordinary, unusual or non-recurring cash losses incurred or recognized, including, without limitation, severance, relocation and restructuring expenses (provided that, the aggregate amount of any such cash charges or cash losses under this clause (viii) during any Reference Period shall not exceed $50,000,000),

(ix) any premiums, penalties or similar payments made by the Company in connection with any refinancing of the Senior Subordinated Notes or other Indebtedness, and the fees, costs and expenses incurred by the Company in connection with any such refinancing, all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a Consolidated basis, and

(xi) fees, costs and expenses incurred by the Credit Parties in connection with any of the Transactions.

minus (c) to the extent included in Consolidated Net Income, without duplication,

(i) interest income,

(ii) income tax credits and refunds (to the extent not netted from income tax expense),

(iii) any cash payments made during such period in respect of items described in clause (b)(v) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred and

(iv) extraordinary, unusual or non-recurring income or gains recognized, all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a Consolidated basis.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Funded Indebtedness” means, with respect to the Company and its Restricted Subsidiaries as of any date of determination on a Consolidated basis without duplication, the sum of (a) all Indebtedness for borrowed money, whether current or long-term plus (b) the aggregate amount of unreimbursed letter of credit disbursements.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense paid in cash for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date

“Consolidated Interest Expense” means, for any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP, amortization of debt discount and debt issuance fees, costs and expenses) of the Company and its Restricted Subsidiaries calculated on a Consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Hedge Agreements to the extent such net costs are allocable to such period in accordance with GAAP). In the event that the Company or any Restricted Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Junior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Junior Secured Indebtedness on such date minus (ii) Qualified Cash and Cash Equivalents to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Consolidated Junior Secured Indebtedness” means, with respect to the Company and its Restricted Subsidiaries as of any date of determination on a Consolidated basis without duplication, all Junior Secured Indebtedness of the Company and its Restricted Subsidiaries.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries calculated in accordance with GAAP on a Consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any Restricted Subsidiary.

“Consolidated Senior Secured Indebtedness” means, with respect to the Company and its Restricted Subsidiaries as of any date of determination on a Consolidated basis without duplication, the sum of all Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries that, as of such date, is secured equally and ratably with the Secured Obligations by a Permitted Lien (including, for the avoidance of doubt, the ABL Debt).

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Senior Secured Indebtedness on such date minus (ii) Qualified Cash and Cash Equivalents to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Restricted Subsidiaries calculated in accordance with GAAP on a Consolidated basis as of such date.

“Consolidated Total Indebtedness” means, as of any date of determination with respect to the Company and its Restricted Subsidiaries on a Consolidated basis without duplication, the sum of all Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Indebtedness on such date minus (ii) Qualified Cash and Cash Equivalents to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” means the term loan facility established pursuant to Article II (including any new term loan facility established pursuant to Section 2.8).

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by the Company or any of its Restricted Subsidiaries.

“Debt Rating” means, as applicable, (a) the corporate family rating of the Company as determined by Moody’s from time to time, (b) the corporate rating of the Company as determined by S&P from time to time and (c) the ratings of the Credit Facility as determined by Moody’s and/or S&P from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 8.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 3.13(b), any Lender that (a) has failed to (i) fund all or any portion of any Term Loan required to be funded by it hereunder within two Business Days of the date such Term Loan was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.13(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 5.14.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Company or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Documentation Agents” means, collectively, HSBC Bank USA, National Association, U.S. Bank National Association and Stephens Inc.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Credit Parties” means any Credit Party organized under the laws of any political subdivision of the United States.

“Domestic Subsidiary” means (a) the Canadian ULCs and (b) any Subsidiary organized under the laws of any political subdivision of the United States.

“Dutch Pledge” means that certain pledge agreement executed by Belden Holdings Inc. in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, relating to the Equity Interests of Belden Global C.V., which shall be in form and substance reasonably acceptable to the Administrative Agent.

“Earn-Outs” means, with respect to any Person, obligations of such Person arising from a Permitted Acquisition which are payable to the seller based on the achievement of specified financial results over time.

“ECF Percentage” means, for any Fiscal Year ending on or after December 31, 2014, (a) 50% if the Consolidated Total Net Leverage Ratio is greater than or equal to 3.50 to 1.00 as of the last day of such Fiscal Year, and (b) 0% if the Consolidated Total Net Leverage Ratio is less than 3.50 to 1.00 as of the last day of such Fiscal Year.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.9(b)(iii)).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Equity Issuance” means (a) any issuance by the Company of shares of its Equity Interests to any Person that is not a Credit Party (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Restricted Subsidiary thereof. The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Pension Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Borrower, the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Borrower, the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Borrower, the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower, the Company or any ERISA Affiliate from any Pension Plan or Multiemployer Plan; or (g) the receipt by the Borrower, the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower, the Company or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 8.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Cash Flow” means, for the Company and its Restricted Subsidiaries on a Consolidated basis, in accordance with GAAP for any Fiscal Year, the excess, if any, of:

(a) the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in determining Consolidated Net Income for such Fiscal Year and (iii) decreases in Working Capital for such Fiscal Year, over

(b) the sum, without duplication, of (i) the aggregate amount of cash (A) actually paid by the Company and its Restricted Subsidiaries during such Fiscal Year on account of Capital Expenditures and Permitted Acquisitions (other than any amounts that were committed during a prior Fiscal Year to the extent such amounts reduced Excess Cash Flow in such prior Fiscal Year per clause (b)(i)(B) below), (B) committed during such Fiscal Year to be used to make Capital Expenditures or Permitted Acquisitions which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such Fiscal Year and (C) of Investments pursuant to Sections 7.3(k) and (p) made during such Fiscal Year or committed during such Fiscal Year to be made and for which a binding agreement exists as of the time of determination of Excess Cash Flow for such Fiscal Year (in each case under this clause (i), other than to the extent any such Capital Expenditure, Permitted Acquisition or other Investment is made or is expected to be made with the proceeds of Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA), (ii) the aggregate amount of all scheduled principal payments or repayments of Indebtedness (other than mandatory prepayments of Term Loans) made by the Company and its Restricted Subsidiaries during such Fiscal Year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) an amount equal to the amount of all non-cash credits to the extent included in determining Consolidated Net Income for such Fiscal Year, (iv) the aggregate amount of all cash dividends paid during such Fiscal Year in accordance with the Company’s historical dividend policy to the extent such dividends were funded from internally generated cash flow and (v) increases to Working Capital for such Fiscal Year.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Subsidiary” means, collectively, (a) any Subsidiary of the Company that is not a Wholly-Owned Subsidiary, (b) any direct or indirect Foreign Subsidiary of the Company, (c) any CFC Holding Company, (d) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, (e) any Subsidiary that is not a Material Subsidiary and (f) each Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including any such provision contained in the Guaranty Agreements). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Term Loan Commitment (other than pursuant to an assignment request by the Borrower under Section 3.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of April 25, 2011, by and among the Company, certain of its subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended).

“Existing Term Loan Maturity Date” has the meaning assigned thereto in Section 2.6(a).

“Existing Term Loan Tranche” has the meaning assigned thereto in Section 2.6(a).

“Extended Term Loan Maturity Date” has the meaning assigned thereto in Section 2.6(c).

“Extended Term Loans” has the meaning assigned thereto in Section 2.6(a).

“Extending Term Lenders” has the meaning assigned thereto in Section 2.6(c).

“Extension Amendment” has the meaning assigned thereto in Section 2.6(g).

“Extension Effective Date” has the meaning assigned thereto in Section 2.6(c).

“Extension Request” has the meaning assigned thereto in Section 2.6(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letters” means, collectively, (a) the separate fee letter agreement dated September 9, 2013 between the Company and Wells Fargo Securities, LLC, (b) the separate engagement letter agreement dated September 9, 2013 among the Company and the Arrangers and (c) the separate fee letter agreements dated on or about September 16, 2013 between the Company and the respective Documentation Agents.

“First Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent among the Administrative Agent and one or more representatives for the holders of Refinancing Notes that are intended to be secured on a pari passu basis with the Secured Obligations.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary in which the Equity Interests are owned directly by the Company or any Domestic Subsidiary.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. For the avoidance of doubt, the Canadian ULCs shall not be treated as Foreign Subsidiaries.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means, collectively, the Company and each Subsidiary Guarantor.

“Guaranty Agreements” means, collectively, the U.S. Guaranty Agreement and the Canadian Guaranty Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article VII, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Incremental Amendment” means an amendment agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 2.8.

“Incremental Effective Date” has the meaning assigned thereto in Section 2.8(a).

“Incremental Lender” has the meaning assigned thereto in Section 2.8(a).

“Incremental Term Loan” has the meaning assigned thereto in Section 2.8(a).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 2.8(a).

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, excluding trade payables incurred in the ordinary course of business, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accrued expenses and trade payables incurred in the ordinary course of business, (ii) deferred compensation arrangements entered into in the ordinary course of business in consideration for actual services rendered and (iii) Earn-Outs (unless the performance requirements have been satisfied and the amount payable is fixed)), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others (excluding Guarantees by the Company or its Subsidiaries of leases, sales agreements or supply agreements entered into by any Subsidiary), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all obligations of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall exclude all Trade Payables Financings.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Term Loan” means the term loan made, or to be made, to the Borrower by the Lenders pursuant to Section 2.1.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Closing Date, in form and substance acceptable to the Administrative Agent, among JPMorgan Chase Bank, N.A. (and any successor thereto under the ABL Credit Agreement), the Administrative Agent, and acknowledged by the Borrower and each Guarantor, as it may be amended, supplemented, modified, replaced or restated from time to time in accordance with this Agreement.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), six (6) months, or twelve (12) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 2.3 without payment of any amounts pursuant to Section 3.9; and

(e) there shall be no more than four (4) Interest Periods in effect at any time.

“Investments” has the meaning assigned thereto in Section 7.3.

“IRS” means the United States Internal Revenue Service.

“Junior Indebtedness” has the meaning assigned thereto in Section 7.6.

“Junior Secured Indebtedness” means, with respect to the Company and its Restricted Subsidiaries as of any date of determination, all Indebtedness of the Company and its Restricted Subsidiaries that, as of such date, is secured by the Collateral or other Property on a junior priority basis to the Liens securing the Secured Obligations and the ABL Debt.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 2.6 or 2.8, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Term Loan.

“LIBOR” means,

(c) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(d) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, in no event shall LIBOR be less than 0.75%.

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Term Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 3.1(a).

“License” has the meaning assigned thereto in Section 6.5(b).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Note, the Security Documents, the Guaranty Agreements, the Fee Letters, the Intercreditor Agreement, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Restricted Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Material Acquisition” means any Permitted Acquisition that involves cash consideration in excess of $10,000,000.

“Material Adverse Effect” means a material adverse effect on the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries taken as a whole or that would materially adversely affect the ability of the Credit Parties, taken as a whole, to perform their respective obligations under any Loan Document to which they are a party.

“Material Disposition” means any Asset Disposition by the Company or any Restricted Subsidiary that yields gross cash consideration in excess of $10,000,000.

“Material Subsidiary” means a Subsidiary (a) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, contributed greater than 10% of Consolidated EBITDA of the Company and its Subsidiaries for such period, (b) which had assets greater than 5% of Consolidated Total Assets of the Company and its Subsidiaries as of such date or (c) is designated as a “Material Subsidiary” by the Company.

“MNPI” has the meaning assigned thereto in Section 2.5(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Credit Party in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower, the Company or any ERISA Affiliate is making, or is accruing an obligation to make contributions.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross cash proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom (including insurance proceeds and condemnation awards as and when received in cash and including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received, but excluding (x) proceeds of business interruption insurance or similar insurance and (y) cash receipts from proceeds of insurance, casualty or condemnation awards (or payments in lieu thereof) to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied (or are required to be applied) to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Responsible Officer), (ii) all selling expenses and other out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lenders” has the meaning assigned thereto in Section 2.6(c).

“Non-Guarantor Subsidiary” means any Subsidiary of the Company (other than the Borrower) that is not a Subsidiary Guarantor.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.2(a).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.2(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 3.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(a).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Term Loans and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders or the Administrative Agent, in each case under any Loan Document, with respect to the

Term Loans of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Restricted Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of a Responsible Officer of the Company substantially in the form attached as Exhibit F, by which the Company certifies as to matters set forth in Section 6.2(a).

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.12).

“Parallel Debt” has the meaning assigned thereto in Section 9.1(c).

“Participant” has the meaning assigned thereto in Section 10.9(d).

“Participant Register” has the meaning assigned thereto in Section 10.9(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any employee pension benefit plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower, the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise, but excluding in any event a hostile acquisition) or series of related acquisitions by the Company or any Restricted Subsidiary of (i) all or substantially all the assets of or (ii) at least a majority of the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto,

(a) no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto;

(b) such Person or division or line of business is engaged in the same or a similar line of business as the Company or any of its Restricted Subsidiaries or any business or operation reasonably related thereto;

(c) the Company and its Restricted Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such acquisition (but without giving effect to any synergies or cost savings), with a Consolidated Interest Coverage Ratio of greater than or equal to 2.00 to 1.00, calculated as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $100,000,000 (excluding Earn-Outs), the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to such effect, together with, to the extent readily available, all relevant financial information, statements and projections reasonably requested by the Administrative Agent;

(d) in the case of a Material Acquisition, the Administrative Agent shall have received a description of the material terms of such acquisition and the audited financial statements (or, if unavailable, management-prepared financial statements) of such Person or division or line of business of such Person for its two most recently ended fiscal years and for any fiscal quarters ended within the fiscal year to-date for which such financial statements are available;

(e) in the case of an acquisition or merger involving the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary is the surviving entity of such merger and/or consolidation; and

(f) the Company shall have delivered to the Administrative Agent final executed material documentation relating to such acquisition promptly after request therefor by the Administrative Agent.

“Permitted Factoring Transaction” means a sale on a non-recourse basis by the Company of accounts receivable owed to the Company by Siemens Industry, Inc., a customer of the Company, to Orbian Corp. and Orbian Financial Services II, LLC; provided, that the aggregate face amount of accounts receivable and notes receivable subject to all such sales does not exceed $2,000,000 during any Fiscal Year.

“Permitted Liens” means the Liens permitted pursuant to Section 7.2.

“Permitted Refinancing Amount” means, as it relates to any Indebtedness being refinanced, up to 100% of the principal amount of such Indebtedness plus unpaid accrued interest and any premiums, penalties or similar payments thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning assigned thereto in Section 6.2.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and:

(a) all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Material Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Material Acquisition shall be included; and

(b) non-recurring costs, extraordinary expenses and other pro forma adjustments (including anticipated cost savings and other synergies) attributable to such Specified Transaction may be included to the extent that such costs, expenses or adjustments (i) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Company delivered to the Administrative Agent, (ii) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of the Company and its Restricted Subsidiaries and (iii) are either permitted as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933 or represent less than ten (10%) of Consolidated EBITDA (determined without giving effect to this clause (b) in the aggregate); provided that the foregoing costs, expenses, adjustments, cost savings and other synergies shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of Consolidated EBITDA or clause (a) above.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Public Lenders” has the meaning assigned thereto in Section 10.1(e).

“Qualified Cash and Cash Equivalents” means, as of any date of determination, the aggregate amount of Unrestricted cash and Cash Equivalents held by the Company and its Restricted Subsidiaries in (a) deposit accounts or securities accounts located within the United States and maintained with an ABL Lender under, or otherwise covered by a control agreement pursuant to, the ABL Facility and that can be accessed within thirty (30) days and (b) deposit accounts or securities accounts located outside the United States that can be accessed within thirty (30) days (net of potential tax obligations for repatriation and transaction costs and expenses related thereto), in each case, as determined by a Responsible Officer of the Company in good faith. For purposes hereof, “Unrestricted” means, when referring to cash and Cash Equivalents of the Company and its Restricted Subsidiaries, that such cash and Cash Equivalents (i) do not appear or would not be required to appear as “restricted” on the financial statements of the Company or any such Restricted Subsidiary (unless related to the ABL Credit Agreement, the Loan Documents or the Liens created thereunder) or (ii) are not subject to a Lien (other than Liens permitted under Section 7.2(a), (b) or (n)) in favor of any Person other than the Administrative Agent under the Loan Documents.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Refinancing Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Extended Term Loans pursuant to Section 2.6 or Refinancing Term Loans pursuant to Section 2.7, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto. Each Refinancing Amendment shall be executed by the Administrative Agent, the Credit Parties and the other parties specified in Section 2.6 or 2.7, as applicable, of this Agreement (but not any other Lender not specified in Section 2.6 or 2.7, as applicable, of this Agreement), but shall not affect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the first proviso in the first paragraph of Section 10.2. Any Refinancing Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.1 of this Agreement, all to the extent reasonably requested by the Administrative Agent or the other parties to such Refinancing Amendment.

“Refinancing Term Loans” has the meaning assigned thereto in Section 2.7(a).

“Refinancing Notes” has the meaning assigned thereto in Section 2.7(a).

“Refinancing Effective Date” has the meaning assigned thereto in Section 2.7(b).

“Refinancing Term Lenders” has the meaning assigned thereto in Section 2.7(b).

“Refinancing Note Holders” has the meaning assigned thereto in Section 2.7(b).

“Register” has the meaning assigned thereto in Section 10.9(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Repricing Transaction” has the meaning assigned thereto in Section 2.4(c).

“Required Lenders” means, at any time, Lenders holding Term Loans representing more than fifty percent (50)% of the aggregate Term Loans of all Lenders. The Term Loans held by any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” has the meaning assigned thereto in Section 7.6.

“Restricted Subsidiary” shall mean any Subsidiary that has not been designated (or has been redesignated) as an Unrestricted Subsidiary in accordance with this Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent at the time of the closing of such transaction to lease such property or asset as lessee.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at
http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at
http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent among the Administrative Agent or the ABL Agent and one or more representatives for holders of Refinancing Notes or other Indebtedness that are intended to be secured on a junior basis with the Secured Obligations or the ABL Debt.

“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Security Documents” means the collective reference to the Collateral Agreement, the Mortgages, the Dutch Pledge, the Canadian Security Agreement and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.

“Senior Subordinated Notes” means, collectively, (a) the Indebtedness of the Company evidenced by its 5.5% Senior Subordinated Notes due 2023, in the original aggregate principal amount of €300,000,000, issued pursuant to that certain Indenture dated as of March 21, 2013 among the Company, certain of its Subsidiaries and Deutsche Trustee Company Limited, as trustee, (b) the Indebtedness of the Company evidenced by its 9.25% Senior Subordinated Notes due 2019, in the current aggregate principal amount of $5,200,000, issued pursuant to that certain Indenture dated as of June 29, 2009 among the Company, certain of its Subsidiaries and U.S. Bank National Association, as trustee and (c) the Indebtedness of the Company evidenced by its 5.5% Senior Subordinated Notes due 2022, in the original aggregate principal amount of $700,000,000, issued pursuant to that certain Indenture dated as of August 27, 2012 among the Company, certain of its Subsidiaries and U.S. Bank National Association, as trustee, in each case, as amended, restated, supplemented or otherwise modified from time to time as permitted by the terms and conditions of this Agreement.

“Solvent” means, as of any date of determination, in reference to the Company and its Restricted Subsidiaries taken as a whole, (a) the fair value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or unliquidated; (b) the present fair saleable value of the property of the Company and its Restricted Subsidiaries taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or unliquidated, as such debts and other liabilities become absolute and matured; (c) the Company and its Restricted Subsidiaries taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or unliquidated, as such debts and liabilities become absolute and matured; and (d) the Company and its Restricted Subsidiaries taken as a whole does not have unreasonably small capital with which to conduct the business.

“Specified Transactions” means (a) any Material Disposition and (b) any Material Acquisition.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Company or any of its Restricted Subsidiaries (including, without limitation, the Senior Subordinated Notes) that is subordinated in right and time of payment to the Obligations on terms and conditions satisfactory to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Company.

“Subsidiary Guarantors” means, collectively, (a) each Canadian ULC and (b) all direct and indirect Subsidiaries of the Company (other than (i) the Borrower and (ii) each Excluded Subsidiary) in existence on the Closing Date or which become a party to the applicable Guaranty Agreement pursuant to Section 6.11.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means (a) as to any Lender, the obligation of such Lender to make a portion of the Initial Term Loan and/or Incremental Term Loans, as applicable, to the Borrower hereunder on the Closing Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make such Term Loans. The aggregate Term Loan Commitments with respect to the Initial Term Loan of all Lenders on the Closing Date shall be $250,000,000.

“Term Loan Maturity Date” means the first to occur of (a) October 3, 2020, and (b) the date of acceleration of the Term Loans pursuant to Section 8.2(a).

“Term Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing the portion of the Term Loans made by such Lender, substantially in the form attached as Exhibit A, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, with respect to any Lender at any time, the ratio of (a) the outstanding principal balance of such Lender’s Term Loans to (b) the total outstanding principal balance of the Term Loans.

“Term Loans” means the Initial Term Loans and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans.

“Trade Payables Financing” means any unsecured financing arrangement of the Company or any of its Restricted Subsidiaries which involves the payment by any third party financing provider of the Company’s or any of its Restricted Subsidiaries’ accounts payables (whether by purchase or otherwise) at a discount prior to the due date of such trade payables if the Company or its Restricted Subsidiaries, as applicable, remain liable to such third party financing source to pay the amount of such accounts payable in full on the initial due date thereof; provided that the Company or the applicable Restricted Subsidiary shall have repaid any amounts owed such third party financing provider within 210 days of the date such provider made such payment.

“Transactions” means, collectively, (a) the repayment in full of all Indebtedness outstanding under the Existing Credit Agreement, (b) the funding of the Initial Term Loan, (c) the closing of the ABL Facility and (d) the payment of all transaction fees, charges and other amounts related to items (a), (b) and (c), in each case to the extent paid within six (6) months of the Closing Date.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“United States” means the United States of America.

“Unrestricted Subsidiary” shall mean any Subsidiary formed or acquired after the Closing Date that is designated as such by the board of directors of the Company in accordance with Section 6.15 and each Subsidiary of such designated Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Company in accordance with Section 6.15 or ceases to be a Subsidiary of the Company.

“U.S. Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Guarantors (other than the Canadian ULCs) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 3.11(g).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Company and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Company and/or one or more of its Wholly-Owned Subsidiaries).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Working Capital” means, for the Company and its Restricted Subsidiaries on a Consolidated basis and calculated in accordance with GAAP, as of any date of determination, the excess of (a) current assets (other than cash and Cash Equivalents and taxes and deferred taxes) over (b) current liabilities, excluding, without duplication, (i) the current portion of any long-term Indebtedness, (ii) the current portion of current taxes and deferred income taxes and (iii) the current portion of accrued Consolidated Interest Expense.

SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term

“documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 6.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Company and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Notwithstanding anything to the contrary contained in Section 1.3(a) above or the definition of “Capital Lease Obligations”, in the event of an accounting change requiring all leases to be capitalized, only those leases that would have constituted capital leases on the date hereof (assuming for purposes hereof that they were in existence on the date hereof) shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8 Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

SECTION 1.9 Covenant Compliance Generally. For purposes of determining compliance under Sections 7.1, 7.2, 7.3, 7.5 and 7.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Company and its Restricted Subsidiaries delivered pursuant to Section 6.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.1, 7.2 and 7.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

ARTICLE II

TERM LOAN FACILITY

SECTION 2.1 Initial Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender severally agrees to make the Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date.

SECTION 2.2 Procedure for Advance of Term Loans.

(a) Initial Term Loan. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. on the Closing Date requesting that the Lenders make the Initial Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 3.9 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Not later than 1:00 p.m. on the Closing Date, each Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Lender on the Closing Date (net of any applicable original issue discount). The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing in the form attached as Exhibit C (a “Notice of Account Designation”).

(b) Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 2.8.

SECTION 2.3 Repayment of Term Loans.

(a) Initial Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing December 31, 2013 in an installment amount equal to 0.25% of the principal amount of the Initial Term Loan on the Closing Date, except as the amounts of individual installments may be adjusted pursuant to Section 2.4 hereof. If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(b) Incremental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 2.8.

SECTION 2.4 Prepayments of Term Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty (except as set forth in clause (c) below), to prepay the Term Loans, in whole or in part, with prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as the payment of each Base Rate Loan and (ii) at least three (3) Business Days before the payment of each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Subject to Section 3.9, any Notice of Prepayment delivered by Borrower to the Administrative Agent hereunder may provide that such prepayment is contingent on the occurrence of a Debt Issuance, an Equity Issuance or the consummation of an Asset Disposition and that such notice may be revoked or the prepayment date deferred if such Debt Issuance, Equity Issuance or Asset Disposition does not occur. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and shall be applied to the outstanding principal installments of the applicable Term Loan as directed by the Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Lenders of each Notice of Prepayment.

(b) Mandatory Prepayments.

(i) Debt Issuances. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 7.1 or any Refinancing Term Loans or Refinancing Notes. Such prepayment shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii) Asset Dispositions. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition (other than (x) any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (n) of Section 7.5 and (y) any Asset Disposition of ABL Priority Collateral (which, for the avoidance of doubt, shall include assets of Foreign Subsidiaries that are collateral for the ABL Debt), the proceeds of which are used to prepay the ABL Debt or cash collateralize undrawn letters of credit thereunder) to the extent that the aggregate amount of such Net Cash Proceeds exceed $25,000,000 during any Fiscal Year. Such prepayments shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by such Credit Party or any of its Restricted Subsidiaries; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 2.4(b)(ii) to the extent that such Net Cash Proceeds are reinvested in assets used or useful in the business of the Company and its Restricted Subsidiaries, including any Permitted Acquisition, within 365 days after receipt of such Net Cash Proceeds by such Credit Party or such Restricted Subsidiary; provided further that any portion of such Net Cash Proceeds not actually reinvested within such 365-day period shall be prepaid in accordance with this Section 2.4(b)(ii) on or before the last day of such 365-day period.

(iii) Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event (other than any Insurance and Condemnation Event relating to ABL Priority Collateral, the proceeds of which are used to prepay the ABL Facility or cash collateralize undrawn letters of credit thereunder) to the extent that the aggregate amount of such Net Cash Proceeds exceed $25,000,000 during any Fiscal Year. Such prepayments shall be made within five (5) Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event by such Credit Party or such Restricted Subsidiary; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 2.4(b)(iii) to the extent that such Net Cash Proceeds are reinvested in assets used or useful in the business of the Company and its Restricted Subsidiaries, including any Permitted Acquisition, within 365 days after receipt of such Net Cash Proceeds by such Credit Party or such Restricted Subsidiary; provided further that any portion of the Net Cash Proceeds not actually reinvested within such six 365-day period shall be prepaid in accordance with this Section 2.4(b)(iii) on or before the last day of such 365-day period.

(iv) Excess Cash Flow. After the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2014), within five (5) Business Days after the earlier to occur of (x) the delivery of the financial statements and related Officer’s Compliance Certificate for such Fiscal Year and (y) the date on which the financial statements and the related Officer’s Compliance Certificate for such fiscal year are required to be delivered pursuant to Section 6.1(a) and Section 6.2(a), the Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to (A) the ECF Percentage of Excess Cash Flow, if any, for such Fiscal Year minus (B) the aggregate amount of all optional prepayments of any Term Loan during such Fiscal Year, in each case, solely to the extent that such prepayments are not funded with the incurrence of any Indebtedness, any Equity Issuance, any casualty proceeds, any condemnation proceeds or any other proceeds that would not be included in Consolidated Net Income; provided that no Excess Cash Flow mandatory prepayment shall be required for any Fiscal Year during which any Permitted Acquisition (or a number of Permitted Acquisitions completed within such Fiscal Year) with aggregate cash consideration in excess of $150,000,000 was consummated.

(v) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Term Loans under this Section shall be applied ratably between the Initial Term Loans and (to the extent required thereby) any Incremental Term Loans to reduce on a pro rata basis within each tranche the next twelve scheduled principal installments thereof in direct order of maturity and then to the remaining scheduled principal installments thereof on a pro rata basis. Proceeds of any Refinancing Term Loans or Refinancing Notes shall be applied solely to prepay each applicable Class of Term Loans so refinanced. Notwithstanding the foregoing, (A) to the extent any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans are made, the application of prepayments of Term Loans pursuant to this clause (v) shall be made on a pro rata basis among the Term Loans, Incremental Term Loans, Extended Term Loans and Refinancing Term Loans (except to the extent that any applicable Refinancing Amendment provides that the Class of Term Loans made thereunder shall be entitled to less than pro rata treatment) and (B) with respect to any Net Cash Proceeds from any Asset Disposition or Insurance and Condemnation Event, the Borrower may prepay Term Loans and purchase any Refinancing Notes that are secured by the Collateral on a pari passu basis (at a purchase price no greater than par plus accrued and unpaid interest), to the extent required thereby, on a pro rata basis in accordance with the respective outstanding principal amounts of the Term Loans and such Refinancing Notes as of the time of the applicable Asset Disposition or Insurance and Condemnation Event.

(vi) No Reborrowings. Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 3.9.

(c) Call Premium. In the event that, during the six month period following the Closing Date, the Borrower (i) makes any prepayment of the Initial Term Loans in connection with any Repricing Transaction (as defined below) or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Initial Term Loans being prepaid and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate amount of the applicable Initial Term Loans outstanding immediately prior to such amendment which are affected by such Repricing Transaction. Such fees shall be due and payable within five (5) Business Days of the date of the effectiveness of such Repricing Transaction. For the purpose of this clause (c), “Repricing Transaction” means (A) any prepayment or repayment of the Initial Term Loans with the proceeds of, or any conversion of the Initial Term Loans into, any new or replacement tranche of term loans or Indebtedness (including, without limitation, any Refinancing Term Loans or Refinancing Notes) bearing interest with an “effective yield” (taking into account upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield” applicable to the Initial Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices), (B) any amendment to the pricing terms of the Initial Term Loans which reduces the “effective yield” applicable to the Initial Term Loans and (C) replacement of any Non-Consenting Lender under Section 3.12.

SECTION 2.5 Reverse Dutch Auction Prepayments.

(a) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may at any time and from time to time after the Closing Date conduct reverse Dutch auctions in order to prepay Term Loans below par value on a non-pro rata basis (each, an “Auction”, and each such Auction to be managed exclusively by the Administrative Agent or another investment bank of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section and such procedures as agreed to by the applicable Auction Manager and the Borrower;

(ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom on the date of the delivery of each notice of any Auction and at the time of prepayment of any Term Loans in connection with any Auction and after giving effect to any Indebtedness incurred in connection therewith;

(iii) the principal amount (calculated on the face amount thereof) of all Term Loans that the Borrower offers to repay in any such Auction shall be no less than $5,000,000 and whole increments of $100,000 in excess thereof (unless another amount is agreed to by the Administrative Agent and Auction Manager);

(iv) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so prepaid by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant prepayment;

(v) no more than one Auction may be ongoing at any one time;

(vi) the Borrower represents and warrants that, at the time of any prepayment of Term Loans pursuant to such Auction, neither the Company, the Borrower nor any of their respective Restricted Subsidiaries shall have any material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Company, the Borrower or any of their respective Restricted Subsidiaries or Affiliates, any assets of the Company, the Borrower or any of their respective Restricted Subsidiaries, any Credit Party’s ability to perform any obligations under this Agreement or any other Loan Document or any other matter that may be material to a decision by any Lender to participate in any such prepayment of Term Loans pursuant to this Section, in any case, that has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive MNPI) prior to such time;

(vii) at the time of each prepayment of Term Loans through the Auction, the Borrower shall have delivered to the Administrative Agent and the Auction Manager an officer’s certificate executed by a Responsible Officer of the Borrower certifying as to compliance with the preceding clauses (ii) and (vi); and

(viii) any Auction shall be offered ratably to all Lenders with outstanding Term Loans of the applicable tranche that are to be prepaid on a pro rata basis.

(b) The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of prepayment of Term Loans pursuant to the respective Auction. If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the prepayment of Term Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of prepayment of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all prepayments of Term Loans made by the Borrower pursuant to this Section, (i) the Borrower shall pay on the settlement date of each such prepayment all accrued and unpaid interest and fees (except to the extent otherwise set forth in the relevant offering documents), if any, on the prepaid Term Loans up to the settlement date of such prepayment and (ii) such prepayments shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, including, without limitation, Section 2.4.

(c) The Administrative Agent and the Lenders hereby consent to any Auction and the other transactions contemplated by this Section (provided that no Lender shall have an obligation to participate in any Auction) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.4 and 3.6) that may otherwise prohibit any Auction or any other transaction contemplated by this Section. The parties hereto understand and acknowledge that prepayments of the Term Loans by the Borrower contemplated by this Section shall not constitute Investments by the Borrower. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 10.3 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

SECTION 2.6 Extension of Maturity Date.

(a) The Borrower may, upon written notice to the Administrative Agent (an “Extension Request”), which shall promptly notify the applicable Class of Lenders, request one or more extensions of the maturity date applicable to the Term Loans of a given Class (each, an “Existing Term Loan Tranche” and the extended loans of such Class, the “Extended Term Loans”) then in effect (such existing maturity date applicable to any Class of Term Loans being the “Existing Term Loan Maturity Date”) to a date specified in such Extension Request.

(b) Each Extension Request shall specify the date on which the Borrower proposes that the extension shall be effective, which shall be a date reasonably satisfactory to the Administrative Agent. Within the time period specified in such Extension Request, each applicable Lender shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of such Lenders’ responses.

(c) The maturity date applicable to any Class of Term Loans shall be extended only with respect to such Existing Term Loan Tranche held by such Lenders that have consented thereto (the Lenders providing term loans that so consent being the “Extending Term Lenders” and the Lenders providing term loans that declined being the “Non-Extending Lenders”) (it being understood and agreed that, except for the consents of Extending Term Lenders no other consents shall be required hereunder for such extensions). If so extended, the scheduled maturity date with respect to the Term Loans of the relevant Class held by the Extending Term Lenders shall be extended to the date specified in the Extension Request, which shall become the new maturity date of the applicable Class of Term Loans (such maturity date for the Term Loans so affected, the “Extended Term Loan Maturity Date”). The Administrative Agent shall promptly confirm to the applicable Extending Term Lenders and Non-Extending Lenders such extension, specifying the effective date of such extension (the “Extension Effective Date”), the Existing Term Loan Maturity Date applicable to the Non-Extending Lenders, and the Extended Term Loan Maturity Date (after giving effect to such extension) applicable to the Extending Term Lenders.

(d) The proposed terms of the Extended Term Loans to be established shall (x) be identical as offered to each Lender under the applicable tranche of Term Loan and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that:

(i) the maturity date of the Extended Term Loans shall be later than the maturity date of the applicable Existing Term Loan Tranche;

(ii) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment;

(iii) the “effective yield” with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the “effective yield” for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment;

(iv) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the final maturity date of the Term Loans held by the Non-Extending Lenders that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and

(v) Extended Term Loans may have call protection as may be agreed by the Borrower and the Extending Lenders; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans.

(e) As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Effective Date, signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such extension, the representations and warranties contained in Article V made by it that are qualified by materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case any such representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct as of such earlier date and any such representation and warranty that is not so qualified shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default exists or will exist as of the Extension Effective Date.

(f) Notwithstanding anything to the contrary herein, the Borrower shall have the right, at any time after any applicable Extension Effective Date and prior to any applicable Existing Term Loan Maturity Date, at the Borrower’s sole expense and effort, upon notice to such Non-Extending Lender and the Administrative Agent, to require each such Non-Extending Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.9), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (to the extent such consent is required pursuant to Section 10.9), which consent(s) shall not unreasonably be withheld or delayed, (ii) each Non-Extending Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.9(b)(iv) and (iv) in no event shall the Borrower be entitled to exercise its replacement right under this subclause (f) with respect to a Non-Extending Lender that is also acting as the Administrative Agent. Any such replacement Lender shall for all purposes constitute an Extending Term Lender.

(g) Notwithstanding the terms of Section 10.2, the Borrower and the Administrative Agent shall be entitled (without the consent of any other Lenders except to the extent required under subsection (c) above) to enter into any amendments (an “Extension Amendment”) to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of the maturity date and other amendments applicable to any Class of Term Loans pursuant to this Section 2.6.

(h) At no time shall there be Classes of Term Loans hereunder which have more than three (3) different maturity dates.

SECTION 2.7 Refinancing Term Loans.

(a) The Borrower may at any time and from time to time, by written notice to the Administrative Agent, request the establishment of one or more additional Classes of term loans under this Agreement (“Refinancing Term Loans”) or one or more series of debt securities (“Refinancing Notes”) to refinance all or a portion of any Class of Term Loans; provided that:

(i) the proceeds of such Refinancing Term Loans and/or Refinancing Notes shall be applied, concurrently or substantially concurrently with the incurrence thereof, solely to the pro rata repayment of the outstanding Class of Term Loans being so refinanced;

(ii) each Class of Refinancing Term Loans shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amount necessary to repay any Class of outstanding Term Loans in full);

(iii) such Refinancing Term Loans and/or Refinancing Notes shall be in an aggregate principal amount not greater than the aggregate principal amount of Term Loans to be refinanced or replaced, plus any accrued interest, premium, fees and expenses related thereto (including any original issue discount or upfront fees);

(iv) the final maturity date of such Refinancing Term Loans and/or Refinancing Notes shall be later than the maturity date of the Term Loans being refinanced (or, in the case of any unsecured or second lien Refinancing Term Loans or Refinancing Notes, later than the date 91 days after the latest final maturity date of the Term Loans existing at the time of such refinancing or replacement), and the Weighted Average Life to Maturity of such Refinancing Term Loans and/or Refinancing Notes shall be longer than the then remaining Weighted Average Life to Maturity of each Class of Term Loans being refinanced;

(v) (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Term Loans and/or Refinancing Notes shall be as agreed between the Borrower and the Refinancing Term Lenders and/or Refinancing Note Holders so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Term Lenders and/or Refinancing Note Holders do not participate on a greater than pro rata basis in any such prepayments as compared to the Lenders and (B) the covenants, other terms and security documents applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the Refinancing Term Lenders and/or Refinancing Note Holders than those applicable to the Class of Term Loans being refinanced or replaced, except to the extent such covenants and other terms apply solely to any period after the latest final maturity date of the Term Loans existing at the time of such refinancing or replacement (or, in the case of any unsecured or second lien Refinancing Term Loans or Refinancing Notes, after the date 91 days after such latest final maturity date) as certified by the chief financial officer of the Company prior to such incurrence or issuance;

(vi) no Restricted Subsidiary is a borrower or a guarantor with respect to such Refinancing Term Loans or Refinancing Notes unless such Restricted Subsidiary is a Guarantor which shall have previously or substantially concurrently guaranteed the Secured Obligations;

(vii) any Unrestricted Subsidiary shall be an “unrestricted subsidiary” under the terms of any Refinancing Term Loans or Refinancing Notes;

(viii) no existing Lender shall be required to provide any Refinancing Term Loans and/or Refinancing Notes;

(ix) the Refinancing Term Loans and/or Refinancing Notes may rank pari passu or junior in right of payment with the remaining Term Loans or may be unsecured so long as the holders of any Refinancing Term Loans or Refinancing Notes (or a duly authorized agent on their behalf) that are subordinated in right of payment are subject to a subordination agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower;

(x) the Refinancing Term Loans and/or Refinancing Notes may be secured by the Collateral on a pari passu or junior basis, so long as (A) the holders of any Refinancing Notes (or a duly authorized agent on their behalf) that are secured on a pari passu basis are subject to a First Lien Intercreditor Agreement, (B) the holders of any Refinancing Term Loans or Refinancing Notes (or a duly authorized agent on their behalf) that are secured on a junior basis are subject to a Second Lien Intercreditor Agreement, (C) to the extent not addressed in the Intercreditor Agreement, the holders of such Refinancing Notes (or a duly authorized agent on their behalf) shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and (D) any Refinancing Notes are (x) not secured by any assets that do not also constitute Collateral and (y) secured pursuant to security documentation that is, taken as a whole, not materially more restrictive to the Credit Parties than the Security Documents.

(b) Each such notice shall specify (x) the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans and/or Refinancing Notes be made, which shall be a date reasonably acceptable to the Administrative Agent and (y) in the case of Refinancing Term Loans, the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) whom the Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person. On each Refinancing Effective Date, each Person with a commitment for a Refinancing Term Loan (each such Person, a “Refinancing Term Lender”) or Refinancing Notes (each such Person, a “Refinancing Note Holder”) shall make a Refinancing Term Loan to the Borrower, and/or purchase Refinancing Notes from the Borrower, in a principal amount equal to such Person’s commitment therefor.

(c) This Section 2.7 shall supersede any provisions in Section 3.6 or Section 10.2 to the contrary (but shall be in addition to and not in lieu of the second paragraph of Section 10.2). The Refinancing Term Loans shall be documented by a Refinancing Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of Refinancing Amendment but no other existing Lender), and the Refinancing Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.7. The Refinancing Notes shall be established pursuant to documentation which shall be consistent with the provisions set forth in Section 2.7(a). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of conditions consistent with the conditions in Section 4.1 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Term Loan is provided with the benefit of the applicable Loan Documents.

(d) The Administrative Agent is authorized to enter into any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) and to take all actions (and execute all documents) required (or otherwise deemed advisable by the Administrative Agent) in connection with the incurrence by any Credit Party of any Refinancing Notes, in order to permit such Refinancing Notes to be secured by a valid, perfected lien and the parties hereto acknowledge that any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement will be binding upon them. Each Lender (i) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any First Lien Intercreditor Agreement or any Second Lien Intercreditor Agreement and (ii) hereby authorizes and instructs the Administrative Agent to enter into any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence by any Credit Party of any Refinancing Notes, in order to permit such Refinancing Notes to be secured by a valid, perfected lien and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.

SECTION 2.8 Incremental Term Loans.

(a) At any time, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loan (any such additional term loan, an “Incremental Term Loan”); provided that (i) the total aggregate principal amount for all Incremental Term Loan Commitments shall not (as of any date of incurrence thereof) exceed an amount equal to the amount of additional Indebtedness that would cause the Consolidated Senior Secured Net Leverage Ratio as of the four (4) consecutive fiscal quarter period most recently ended prior to the incurrence of such additional Indebtedness for which financial statements are available, calculated on a pro forma basis after giving effect to the incurrence of such additional Indebtedness (but determined without deduction of any cash proceeds of such Incremental Term Loan), not to exceed 3.00 to 1.00 and (ii) the total aggregate amount for each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (i). Each such notice shall specify the date (each, an “Incremental Effective Date”) on which the Borrower proposes that any Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Eligible Assignee, to provide an Incremental Term Loan Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment.

(b) Any Incremental Term Loan Commitment shall become effective as of such Incremental Effective Date; provided that:

(i) no Default or Event of Default shall exist on such Incremental Effective Date before or after giving effect to (1) any Incremental Term Loan Commitment, (2) the making of any Incremental Term Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(ii) each of the representations and warranties contained in Article V shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on such Incremental Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(iii) the proceeds of any Incremental Term Loans shall be used for general corporate purposes of the Company and its Restricted Subsidiaries (including Permitted Acquisitions);

(iv) each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Term Loans on a pari passu basis;

(v) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Incremental Amendment) (x) such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter Weighted Average Life to

Maturity than the remaining Weighted Average Life to Maturity of the Initial Term Loan or a maturity date earlier than the Term Loan Maturity Date, (y) the “all-in-yield” and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Incremental Effective Date; provided that if the “all-in-yield” in respect of any Incremental Term Loan incurred within twenty-four (24) months following the Closing Date (as determined by the Administrative Agent) exceeds the “all-in-yield” for the Initial Term Loan (as determined by the Administrative Agent) by more than 0.50%, then the “all-in-yield” for the Initial Term Loan shall be increased so that the “all-in-yield” in respect of such Initial Term Loan is equal to the “all-in-yield” for the Incremental Term Loan minus 0.50%; provided, further, that the calculation of the “all-in-yield” applicable to the Incremental Term Loan and the Term Loan Facility (AA) shall include (1) interest rate margins, (2) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID, with OID being equated to interest based on assumed four-year life to maturity) payable by the Borrower to the Lenders under the Initial Term Loan or any Incremental Term Loan in the initial primary syndication thereof and (3) the effect of any and all interest rate floors and (BB) shall exclude customary arrangement or commitment fees payable to the Arrangers (or their affiliates) in connection with the Initial Term Loan or to one or more arrangers (or their affiliates) of any Incremental Term Loan, and (z) except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loan, shall be reasonably satisfactory to the Administrative Agent and the Borrower; and

(vi) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Term Loan and/or Incremental Term Loan Commitment) reasonably requested by Administrative Agent in connection with any such transaction.

(c) On any Incremental Effective Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto. The Incremental Term Loans shall be deemed to be Term Loans; provided that such Incremental Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement. The Incremental Lenders shall be included in any determination of the Required Lenders and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement. Any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Lenders under the Credit Facility and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loan and the Incremental Term Loans).

(d) Such Incremental Term Loan Commitments shall be effected pursuant to one or more Incremental Amendments executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.8).

ARTICLE III

GENERAL LOAN PROVISIONS

SECTION 3.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days (or four (4) Business Days with respect to a LIBOR Rate based on a twelve month Interest Period) after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 3.9 of this Agreement). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Term Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2.

(b) Default Rate. During the continuance of an Event of Default under Section 8.1(a) or (b), (i) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans, (ii) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (iii) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing December 31, 2013; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 3.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of

$1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Term Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Term Loan is to be effective specifying (A) the Term Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Term Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such conversion or continuation. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 3.3 Fees. The Borrower shall pay to the Arrangers, the Documentation Agents and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 3.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Term Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 8.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Term Loan Commitment Percentage in respect of the Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.9, 3.10, 3.11 or 10.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 3.13(a)(ii).

SECTION 3.5 Evidence of Indebtedness.

(a) Extensions of Credit. The Term Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loan made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the Register and the corresponding accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Loan Note which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Loan Note with respect to the date, amount and maturity of its Term Loan and payments with respect thereto.

SECTION 3.6 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Term Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 3.9, 3.10, 3.11 or 10.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Company or any of its Restricted Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 3.7 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Term Loan are several and are not joint or joint and several. The failure of any Lender to make available its Term Loan Commitment Percentage of any Term Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Term Loan Commitment Percentage of such Term Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Term Loan Commitment Percentage of such Term Loan available on the borrowing date.

SECTION 3.8 Changed Circumstances.

(a) Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine in good faith (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Term Loan, (ii) the Administrative Agent shall determine in good faith (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Required Lenders shall determine in good faith (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Term Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Term Loan to or continue any Term Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 3.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Term Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Term Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

SECTION 3.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any actual loss or expense (including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Term Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 3.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Term Loans, Term Loan principal, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan) or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall promptly pay to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or such other Recipient setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.11 Taxes.

(a) Defined Terms. For purposes of this Section 3.11, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Credit Parties shall not be obligated to make payment to a Recipient pursuant to this Section 3.11(d) in respect of penalties, interest and other similar liabilities attributable to any Indemnified Taxes required to be withheld or deducted from a payment to such Recipient or payable or paid by such Recipient, if written demand therefor has not been made by such Recipient within 180 days from the date on which it received written notice of the imposition of Indemnified Taxes by the relevant Governmental Authority (but only to the extent that making such demand after such 180-day period gave rise to such penalties, interest and other similar liabilities); provided further that, if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.11 (including by the payment of additional amounts pursuant to this Section 3.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.10 or Section 3.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.10 or Section 3.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.9;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amounts under Section 2.4(c));

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.10 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.13 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.2.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (2) such Term Loans were made at a time when the conditions set forth in Section 4.1 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the applicable Term Loan Commitment Percentage under the Credit Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held pro rata by the Lenders in accordance with the Term Loan Commitments under the Credit Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE IV

CONDITIONS OF CLOSING AND BORROWING

SECTION 4.1 Conditions to Closing and Initial Term Loan. The obligation of the Lenders to close this Agreement and to make the Initial Term Loan is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, a Term Loan Note in favor of each Lender requesting a Term Loan Note (if requested thereby), the Security Documents, the Guaranty Agreements and the Intercreditor Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing or would result from such Transactions; (D) since December 31, 2012, no event or circumstance has occurred that has resulted or is reasonably likely to result in a Material Adverse Effect; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 4.1.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4.1(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(iv) Opinions of Counsel. Opinions of Vinson & Elkins LLP, U.S. counsel to the Credit Parties, Perkins Coie, local California and Washington counsel to certain Credit Parties, McCarthy Tetrault, Canadian counsel to the Credit Parties and Heussen, Dutch counsel to the Credit Parties, each addressed to the Administrative Agent and the Lenders with respect to the Credit Parties (as applicable), the Loan Documents and such other matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns on customary terms).

(c) Personal Property Collateral.

(i) Filings and Recordings. The Administrative Agent shall have received all documents to be filed or recorded that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first or second priority (as applicable) Liens thereon (subject to Permitted Liens).

(ii) Pledged Collateral. The Administrative Agent shall have received original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

(iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv) Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(d) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents.

(e) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received the unaudited Consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent fiscal quarterly period ended prior to the Closing Date for which financial statements are available and related unaudited interim statements of income and retained earnings.

(ii) Financial Projections. The Administrative Agent shall have received projections prepared by management of the Company of balance sheets, income statements and cash flow statements for the three-year period following the Closing Date.

(iii) Financial Condition/Solvency Certificate. The Company shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer or treasurer of the Company, that after giving effect to the Transactions, the Company and its Restricted Subsidiaries, on a Consolidated basis, are Solvent.

(iv) Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arrangers, the Documentation Agents and the Lenders the fees set forth or referenced in Section 3.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to the Administrative Agent and any Lender such amount as may be due thereto pursuant to this Agreement in connection with the transactions contemplated hereby, in each case, to the extent invoiced at least one Business Day prior to the Closing Date.

(f) Miscellaneous.

(i) Notices. The Administrative Agent shall have received (A) a Notice of Borrowing from the Borrower in accordance with Section 2.2 and (B) a Notice of Account Designation specifying the account or accounts to which the proceeds of any Term Loans made on or after the Closing Date are to be disbursed.

(ii) ABL Facility. The Credit Parties shall have concurrently entered into the ABL Facility, and shall have provided a copy of the ABL Credit Agreement to the Administrative Agent, which shall be on terms and conditions reasonably satisfactory to the Administrative Agent.

(iii) Existing Indebtedness. All existing Indebtedness of the Company and its Subsidiaries under the Existing Credit Agreement shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be discharged and released (in each case other than with respect to any cash collateral for outstanding letters of credit and ongoing indemnity obligations), and the Administrative Agent shall have received one or more pay-off letters in form and substance reasonably satisfactory to it evidencing such repayment, termination and release.

(iv) Rating of the Credit Facility and the Company. The Company shall have received recent Debt Ratings from S&P and Moody’s.

(v) PATRIOT Act, etc. At least three Business Days prior to the Closing date, the Company, the Borrower and each of the other Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Term Loan, the Company (as to itself and its Restricted Subsidiaries) hereby represents and warrants to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date, that:

SECTION 5.1 Organization; Power; Qualification. Each Credit Party and each Restricted Subsidiary thereof is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required.

SECTION 5.2 Ownership. Schedule 5.2 hereto identifies each Subsidiary as of the Closing Date, noting whether such Subsidiary is a Material Subsidiary and a Restricted Subsidiary or Unrestricted Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (to the extent such concepts are applicable in the relevant jurisdiction) and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens, other than Permitted Liens and Liens created under the Loan Documents. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

SECTION 5.3 Authorization; Enforceability. Each Credit Party and each Restricted Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Restricted Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Restricted Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies and requirements of reasonableness, good faith and fair dealing.

SECTION 5.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution and delivery by each Credit Party of the Loan Documents to which each such Person is a party, and performance in accordance with their respective terms of, the Term Loans hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approvals that have not been obtained or violate any Applicable Law relating to any Credit Party or any Restricted Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Restricted Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens.

SECTION 5.5 Compliance with Law; Governmental Approvals. Each Credit Party and each Restricted Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except in each case (a), (b) or (c) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.6 Taxes. Each Credit Party and each Restricted Subsidiary has timely filed or caused to be timely filed all federal Tax returns and all other material Tax returns and reports required to have been filed (except for extensions duly obtained) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP applicable to it or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.7 Employee Benefit Matters. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.8 Margin Stock. No Credit Party nor any Restricted Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Term Loans will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Board of Governors.

SECTION 5.9 Government Regulation. No Credit Party nor any Restricted Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940) and no Credit Party nor any Restricted Subsidiary thereof is, or after giving effect to the Term Loan will be, subject to regulation under the Interstate Commerce Act, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

SECTION 5.10 Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 4.1(e)(i) fairly present, in all material respects, on a Consolidated basis, the financial position of the Company and its Restricted Subsidiaries as at such dates, and the results of the operations and cash flows for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (other than the absence of footnotes from unaudited financial statements). The projections delivered pursuant to Section 4.1(e)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).

SECTION 5.11 No Material Adverse Change. Since December 31, 2012, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries taken as a whole and no event has occurred or circumstance arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.12 Solvency. The Credit Parties, on a Consolidated basis, are Solvent.

SECTION 5.13 Title to Properties. As of the Closing Date, the real property listed on Schedule 5.13 constitutes all of the real property that is owned by any Credit Party or any of its Restricted Subsidiaries. Each Credit Party or Restricted Subsidiary has good title to, or valid leasehold interests or licensed interests in, all real and personal property that is material to the businesses of the Credit Parties and the Restricted Subsidiaries taken as a whole, except for minor defects in title that do not interfere with their ability to conduct such businesses or to utilize such properties for their intended purposes.

SECTION 5.14 Litigation and Environmental Matters.

(a) No actions, suits or proceedings by or before any arbitrator or Governmental Authority are pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters, (i) no Credit Party or any Restricted Subsidiary has received written notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Credit Party or any Restricted Subsidiary (A) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for it to be subject to any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or is reasonably expected to have, a Material Adverse Effect.

SECTION 5.15 Anti-Terrorism; Anti-Money Laundering. No Credit Party nor any of its Restricted Subsidiaries or, to their knowledge, any of their Related Parties (a) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (b) is in violation of (i) the Trading with the Enemy Act, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (iii) the PATRIOT Act (collectively, the “Anti-Terrorism Laws”) or (c) is a Sanctioned Person. No part of the proceeds of the Term Loan hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers or the Administrative Agent) of any Anti-Terrorism Laws.

SECTION 5.16 Absence of Defaults. No Default or Event of Default has occurred and is continuing.

SECTION 5.17 Senior Indebtedness Status. The Obligations of each Credit Party under this Agreement and each of the other Loan Documents (a) rank and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and (b) are designated as “Senior Indebtedness”, “Designated Senior Debt” or such similar term under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person (including, without limitation, the indentures for the Senior Subordinated Notes).

SECTION 5.18 Disclosure. The information furnished by or on behalf of the Company and is Subsidiaries in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (excluding any forecasts, protections or estimates contained in such information), taken as a whole, and after giving effect to any updates provided, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading; provided, however, it is understood that financial statements only contain such disclosures as are required by GAAP. All forecasts, projections or estimates that are part of such information (including those delivered subsequent to the Closing Date) have been prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material).

SECTION 5.19 Flood Hazard Insurance. With respect to each parcel of real property subject to a Mortgage, to the extent required by Applicable Law, the Administrative Agent has received (a) such flood hazard certifications, notices and confirmations thereof, and effective flood hazard insurance policies as are reasonably requested by the Administrative Agent with respect to real property collateral on the Closing Date (if any), (b) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (c) except as the Borrower has previously given written notice thereof to the Administrative Agent, there has been no redesignation of any real property into or out of a special flood hazard area.

SECTION 5.20 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and, subject to certain filings and recordations, such Liens constitute perfected and continuing Liens on such Collateral, securing the Secured Obligations, enforceable against the applicable Credit Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) ABL Priority Collateral, (b) Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law, rule or regulation and (c) Liens perfected only by control or possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain control or possession of such Collateral.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash and the Term Loan Commitments terminated, the Company will, and will cause each of its Restricted Subsidiaries to:

SECTION 6.1 Financial Statements and Other Information. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. Within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2013), an audited Consolidated balance sheet of the Company and its Restricted Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of comprehensive income, stockholders’ equity and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by Ernst & Young LLP or other independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit.

(b) Quarterly Financial Statements. Within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended September 30, 2013), an unaudited Consolidated balance sheet of the Company and its Restricted Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of comprehensive income, stockholders’ equity and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Company to present fairly in all material respects the financial condition of the Company and its Restricted Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Company and its Restricted Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c) Annual Projected Financial Statements. Within forty-five (45) days after the end of each Fiscal Year, a projected income statement, balance sheet and statement of cash flows of the Company and its Restricted Subsidiaries on a quarterly basis for the upcoming Fiscal Year.

SECTION 6.2 Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) at each time financial statements are delivered pursuant to Sections 6.1(a) or (b), a duly completed Officer’s Compliance Certificate signed by a Responsible Officer of the Company to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be, (ii) a certification of compliance with Section 6.11(a)(ii) and (iii) solely in connection with delivery of financial statements pursuant to Section 6.1(a), reasonably detailed calculations of the Consolidated Total Net Leverage Ratio; and

(b) within ten (10) Business Days after any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 10.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (which may be by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 6.2 to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above.

SECTION 6.3 Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) the occurrence of any Default or Event of Default;

(b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Restricted Subsidiary thereof or any of their respective properties, assets or businesses in each case that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice pursuant to Section 6.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.4 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 7.4, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of the business of the Company and its Subsidiaries taken as a whole in the ordinary course of business in all material respects, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 6.5 Maintenance of Property and Licenses.

(a) Protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, in each case except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect.

(b) Maintain, in full force and effect in all material respects, each license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of them to conduct their respective businesses as presently conducted except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.6 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance). All such insurance shall, (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee. On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Without limiting the foregoing, the Borrower shall cause each appropriate Credit Party to (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that is subject to a Mortgage, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

SECTION 6.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep in all material respects proper books of record and account in which true and correct entries in all material respects in conformity, in all material respects, with GAAP and Applicable Law are made of all material dealings and material transactions in relation to its business and activities.

SECTION 6.8 Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower or such Restricted Subsidiary may contest any item described in clause (a) of this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

SECTION 6.9 Compliance with Laws and Approvals and Material Contractual Obligations.

(a) Remain in compliance with all Applicable Laws (including, without limitation, Environmental Laws and ERISA) and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Perform in all material respects its obligations under material agreements to which it is a party, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.10 Visits and Inspections. Permit representatives of the Administrative Agent, who may be accompanied by a Lender, from time to time upon no less than five (5) Business Days’ prior written notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year at the Borrower’s expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may do any of the foregoing at the expense of the Borrower. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders; provided that if any such report contains MNPI, it shall not be distributed to a Public Lender. The Company and its Subsidiaries shall have no obligation to discuss or disclose to Administrative Agent, any Lender, or any of their officers, directors, employees or agents, materials protected by attorney-client privilege (including any attorney work product) and materials that the Company or any of its Subsidiaries may not disclose without violation of a confidentiality obligation binding upon it.

SECTION 6.11 Additional Subsidiaries and Real Property.

(a) Additional Domestic Subsidiaries.

(i) Promptly after the creation or acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary) or upon a Subsidiary (other than an Excluded Subsidiary) becoming a Material Subsidiary or being designated as a Restricted Subsidiary (and, in any event, within thirty (30) days after such creation, acquisition or designation, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Subsidiary that is not an Excluded Subsidiary to (A) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the U.S. Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 4.1 as may be reasonably requested by the Administrative Agent, (D) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Subsidiary, and (E) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Subsidiary, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary herein, (1) the foregoing requirements shall not apply to Excluded Subsidiaries and (2) no Credit Party shall be required to pledge more than sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) in any CFC Holding Company.

(ii) If, as of the end of any fiscal quarter as reported on the most recent quarterly or annual Officer’s Compliance Certificate delivered pursuant to Section 6.2(a), (x) the aggregate assets of the Domestic Credit Parties (excluding Equity Interests in Subsidiaries) shall fail to represent 90% or more of the aggregate assets of the Company and its Domestic Subsidiaries as of such time or (y) the aggregate Consolidated EBITDA attributable to the Domestic Credit Parties shall fail to represent 90% or more of the aggregate Consolidated EBITDA attributable to the Company and its Domestic Subsidiaries for the four fiscal quarter period then ended, the Company shall promptly notify the Administrative Agent thereof. Within thirty (30) days after the date of such notice (or such longer period as may be agreed by the Administrative Agent in its sole discretion), the Company shall, and shall cause additional Domestic Subsidiaries (whether or not they are Material Subsidiaries but excluding any Domestic Subsidiary owned directly or indirectly by a CFC) to, comply with Sections 6.11(a)(i), (c) and (d), as applicable, to the extent necessary to cure the conditions giving rise to such failure, and during such 30-day grace period such failure shall not be deemed to constitute a Default or Event of Default.

(iii) If, at any time after the Closing Date, (x) any Domestic Subsidiary of the Company (excluding any Domestic Subsidiary owned directly or indirectly by a CFC) that is not a party to the Subsidiary Guaranty becomes a borrower or guarantor under the ABL Facility or (y) any other Subsidiary of the Company (including any Domestic Subsidiary owned directly or indirectly by a CFC) that is not a party to the Subsidiary Guaranty guarantees the obligations of any Domestic Subsidiary under the ABL Facility, the Company shall immediately notify the Administrative Agent thereof and, within ten (10) days thereof, cause such Domestic Subsidiary to comply with Sections 6.11(a)(i), (c) and (d), as applicable (but without giving effect to any applicable grace periods provided therein).

(b) Additional Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a First-Tier Foreign Subsidiary, and promptly thereafter (and, in any event, within forty five (45) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First-Tier Foreign Subsidiary and a consent thereto executed by such new First-Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First-Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 4.1 as may be reasonably requested by the Administrative Agent but excluding any documentation relative to foreign laws other than The Netherlands or the United Kingdom (to the extent applicable); provided that no foreign law pledge agreement shall be required with respect to SKT International Holdings, B.V. or GarrettCom Europe Ltd., in each case so long as such entity is not a Material Subsidiary and (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person.

(c) Real Property Collateral. At any time any additional owned real property is included as ABL Priority Collateral under the ABL Facility, deliver such mortgages, deeds of trust, title insurance policies, environmental reports, surveys and other documents reasonably requested by the Administrative Agent in connection with granting and perfecting a second priority Lien, other than Permitted Liens, on such real property in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, all in form and substance acceptable to the Administrative Agent.

(d) Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.11(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 6.11(a) or (b), as applicable, within ten (10) Business Days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

SECTION 6.12 Use of Proceeds.

(a) The Borrower shall use the proceeds of the Initial Term Loan, together with the proceeds of the ABL Facility, (i) to refinance the Existing Credit Agreement, (ii) to pay fees, commissions and expenses in connection with the Transactions, and (iii) for working capital and general corporate purposes of the Company and its Subsidiaries.

(b) The Borrower shall use the proceeds of any Incremental Term Loan as permitted pursuant to Section 2.8, as applicable.

SECTION 6.13 Maintenance of Debt Ratings. Use commercially reasonable efforts to maintain Debt Ratings from both Moody’s and S&P.

SECTION 6.14 Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents (subject to the terms of the Intercreditor Agreement) or the validity or priority of any such Lien, all at the expense of the Credit Parties.

SECTION 6.15 Designation of Subsidiaries. The Company may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the ABL Facility, the Senior Subordinated Notes, any Refinancing Notes or any Subordinated Indebtedness or if such Subsidiary (or any of its Subsidiaries) has at such time of designation or thereafter creates, incurs, assumes or guarantees, any Indebtedness that is recourse to the Company or any Restricted Subsidiary, (c) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (d) the Borrower shall deliver to the Administrative Agent at least five Business Days prior to such designation a certificate of a Responsible Officer of the Borrower, certifying that such Subsidiary meets the requirements of an “Unrestricted Subsidiary” and (e) at least three days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering requirements, including the PATRIOT Act, with respect to such Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company and its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of the Company’s Investment therein; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the lesser of (A) the fair market value of Investments of the Company and its Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of Investments of the Company and its Subsidiaries made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary minus (ii) the portion (proportionate to the Company’s and its Subsidiaries’ Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 6.16 Post-Closing Covenant.

(a) With respect to each parcel of owned real property, concurrently with the delivery under the ABL Facility, the Borrower shall deliver to the Administrative Agent substantially the same Mortgages, title insurance policies, flood hazard certification, surveys, environmental assessments and other real property related documents as are delivered in connection with the ABL Facility in form and substance reasonably satisfactory to the Administrative Agent.

(b) Within thirty (30) days of the date hereof (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent a duly authorized, executed and delivered Dutch Pledge, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash and the Term Loan Commitments terminated, the Company will not, and will not permit any of its Restricted Subsidiaries to:

SECTION 7.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a) the Obligations;

(b) Indebtedness incurred pursuant to the ABL Facility in an amount not to exceed, at any one time outstanding, the greater of (i) $600,000,000 and (ii) the sum of (A) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries and (B) 70% of the book value of inventory of the Company and its Restricted Subsidiaries;

(c) (i) Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) cash management obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(d) Indebtedness existing on the Closing Date and listed on Schedule 7.1, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension beyond the Permitted Refinancing Amount plus any existing commitments unutilized thereunder, (ii) the final maturity date and Weighted Average Life to Maturity of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that of the Initial Term Loan and (iii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms materially not less favorable to the Lenders and (B) materially not more restrictive as a whole on the Company and its Restricted Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended;

(e) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any refinancings, refundings, renewals or extensions thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (e) together with any refinancings, refundings or renewals in respect thereof permitted by this clause (e), shall not exceed $50,000,000 at any time outstanding;

(f) Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 7.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets and (ii) neither the Company nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness;

(g) Guarantees of Indebtedness; provided that (i) the Indebtedness so guaranteed is permitted by this Section 7.1, (ii) any Guarantee by a Credit Party with respect to Indebtedness of a Person that is not a Credit Party shall not exceed $10,000,000 at any time outstanding and (iii) Guarantees of Subordinated Indebtedness shall be subordinated to the Secured Obligations on the same basis as such Subordinated Indebtedness is subordinated to the Secured Obligations;

(h) unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent), (iii) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary and (iv) owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 7.3(a)(vi);

(i) cash management obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(j) Indebtedness under bids, trade contracts (other than for debt for borrowed money), leases (other than capital leases creating Capital Lease Obligations), statutory obligations, surety, bid, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations in respect of workers’ compensation claims, property, casualty or liability insurance claims, in each case provided or incurred in the ordinary course of business (including those incurred to secure health, safety and environmental obligations);

(k) Indebtedness of the Company or any Restricted Subsidiary as an account party in respect of trade letters of credit, performance letters of credit, documentary letters of credit or similar instruments;

(l) Indebtedness arising from agreements providing for indemnification or adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business, assets or Equity Interest to the extent permitted under this Agreement;

(m) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $100,000,000 at any time outstanding (not counting for purposes of such limit intercompany Indebtedness of such Foreign Subsidiaries otherwise permitted under this Section 7.1);

(n) Indebtedness of the Company or any Restricted Subsidiary secured by a Lien on any asset of the Company or any Subsidiary not constituting Collateral; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $100,000,000 at any time;

(o) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Company or its Restricted Subsidiaries to purchase or redeem Equity Interests or options of the Company; provided that the aggregate principal amount of all such Indebtedness shall not exceed $2,000,000 at any time outstanding;

(p) unsecured Indebtedness of the Company and its Restricted Subsidiaries; provided, that in the case of each incurrence of such Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (ii) the Administrative Agent shall have received satisfactory written evidence that the Borrower has a Consolidated Total Net Leverage Ratio less than or equal to 5.00 to 1.00 on a pro forma basis after giving effect to the issuance of any such Indebtedness, (iii) the final maturity date and Weighted Average Life to Maturity of such Indebtedness shall not be prior to or shorter than that applicable to the Initial Term Loans, (iv) if such Indebtedness is Subordinated Indebtedness, any guaranty by the Credit Parties shall be expressly subordinated to the Secured Obligations on terms materially not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness and (v) such Indebtedness is not guaranteed by any Domestic Subsidiary that is not a Subsidiary Guarantor;

(q) Junior Secured Indebtedness of the Company and its Restricted Subsidiaries; provided, that in the case of each incurrence of such Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (ii) the Administrative Agent shall have received satisfactory written evidence that the Borrower has (A) a Consolidated Junior Secured Leverage Ratio less than or equal to 4.00 to 1.00 and (B) a Consolidated Total Net Leverage Ratio less than or equal to 5.00 to 1.00, in each case on a pro forma basis after giving effect to the issuance of any such Indebtedness, (iii) such Indebtedness is subject to a Second Lien Intercreditor Agreement, (iv) the final maturity date and Weighted Average Life to Maturity of such Indebtedness shall not be prior to or shorter than that applicable to the Initial Term Loans and (v) such Indebtedness is not guaranteed by any Domestic Subsidiary that is not a Subsidiary Guarantor;

(r) Indebtedness of the Company and its Restricted Subsidiaries pursuant to the Senior Subordinated Notes, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension beyond the Permitted Refinancing Amount plus an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and Weighted Average Life to Maturity of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to such Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of such Indebtedness shall be (A) on subordination terms materially not less favorable to the Lenders and (B) materially not more restrictive as a whole on the Company and its Restricted Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended;

(s) Earn-Outs in a maximum amount payable not to exceed (i) $25,000,000 in respect of any Permitted Acquisition and (ii) $100,000,000 in respect of all Permitted Acquisitions during the term of this Agreement; provided that no Earn-Outs in connection with a Permitted Acquisition shall be subject to such limitations to the extent that (A) such Earn-Outs are not payable, by their terms, during such times as the Loan Documents remain in effect or (B) such Earn-Outs by their terms are subordinated to the Secured Obligations on terms and conditions reasonably satisfactory to the Administrative Agent (with the following conditions to payment deemed to be satisfactory: (x) no Event of Default shall exist at the time of, or after giving effect to any Earn-Out payment and (y) the Borrower shall be in pro forma covenant compliance with the financial covenants set forth herein as of the last day of the last fiscal quarter or Fiscal Year for which financial statements have been delivered hereunder after giving effect to any Earn-Out payment);

(t) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(u) Indebtedness arising under Sale and Leaseback Transactions permitted hereunder;

(v) Indebtedness (if any) arising in connection with a Permitted Factoring Transaction in the event that the sales thereunder were to be recharacterized as loans;

(w) Indebtedness under Refinancing Notes, one hundred percent (100%) of the Net Cash Proceeds of which are applied to repay outstanding Term Loans, and guaranty obligations of the Credit Parties in respect thereof; and

(x) to the extent not otherwise permitted pursuant to this Section 7.1, Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

For purposes of determining compliance with this Section 7.1, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (x) above, the Company, in its sole discretion, will be permitted to divide and classify such item of Indebtedness (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any item of Indebtedness as having been incurred under any category of Indebtedness described in clause (a) through (x) above so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.

SECTION 7.2 Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a) Liens securing the Secured Obligations:

(b) Liens securing the ABL Debt; provided that such Liens are subject at all times to the Intercreditor Agreement;

(c) Liens in existence on the Closing Date and described on Schedule 7.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 7.1(d) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 7.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(d) Liens securing Indebtedness permitted under Section 7.1(e); provided that (i) such Liens shall be created prior to or within ninety (90) days after the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable) plus fees, costs and expenses associated therewith;

(e) Liens imposed by law for Taxes, assessments, charges or other governmental levies that are not yet due or payable or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or are being contested in good faith by appropriate proceedings and adequate reserves are maintained in accordance with GAAP;

(f) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s and supplier’s (including sellers of goods), landlords’, repairmen’s or other Liens imposed by law or pursuant to customary reservations of retention of title arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings;

(g) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business (it being agreed that, with respect to Subsidiaries incorporated in Germany, this shall include security created or subsisting in order to comply with the requirements of Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) and of Section 7e of the German Social Security Code IV (Sozialgesetzbuch IV));

(h) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, contractual or warranty requirements, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(i) Liens arising out of judgments, decrees and attachments not resulting in an Event of Default;

(j) easements (including reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, reservations, encroachments, variations, restrictions on the use of real property, any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority, minor defects or irregularities in title, lessor’s liens and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the use of such property by the Company or any Restricted Subsidiary;

(k) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Company or any Restricted Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(l) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(m) Liens evidenced by precautionary UCC financing statements in respect of operating leases;

(n) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(o) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements, accessions and attachments on such property);

(p) (i) Liens on Property (i) of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Restricted Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Restricted Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens do not attach to any other Property of the Company or any of its Restricted Subsidiaries and (D) the Indebtedness secured by such Liens is permitted under Section 7.1(f) of this Agreement);

(q) Liens on assets of Foreign Subsidiaries securing Indebtedness incurred by such Foreign Subsidiary pursuant to Section 7.1(m); provided that such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Restricted Subsidiaries;

(r) Liens securing Junior Secured Indebtedness subject to a Second Lien Intercreditor Agreement;

(s) Liens on Collateral securing obligations in respect of Refinancing Notes; provided that all such Liens are subject to (i) a First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable, and (ii) to the extent not addressed in the Intercreditor Agreement, an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent; and

(t) Liens incurred in connection with any transfer of an interest in accounts or notes receivable and related assets as part of a Permitted Factoring Transaction in the event that the sales thereunder were to be recharacterized as loans secured by such assets;

(u) any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom any Subsidiary incorporated in Germany maintains a banking relationship in the ordinary course of business;

(v) any Lien arising under any retention of title or conditional sale arrangement or arrangement having a similar effect in respect of goods supplied to a Subsidiary incorporated in Germany in the ordinary course of trading and on the supplier’s standard or usual terms; and

(w) Liens on assets of the Company and its Restricted Subsidiaries not constituting Collateral and not otherwise permitted above securing Indebtedness permitted by Section 7.1(n).

SECTION 7.3 Investments. Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Restricted Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

(a) (i) Investments existing on the Closing Date in Restricted Subsidiaries existing on the Closing Date, (ii) Investments existing on the Closing Date (other than Investments in Restricted Subsidiaries existing on the Closing Date) and described on Schedule 7.3, (iii) Investments made after the Closing Date by any Credit Party in any other Credit Party, (iv) Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, (v) Investments made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party and (vi) Investments made after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary (provided that, immediately before and after giving effect to any such Investments under this clause (vi), the Senior Secured Net Leverage Ratio does not exceed 2.00 to 1.00);

(b) Investments in cash and Cash Equivalents;

(c) Investments consisting of Capital Expenditures not prohibited by this Agreement;

(d) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 7.2;

(e) Hedge Agreements permitted pursuant to Section 7.1;

(f) purchases of assets in the ordinary course of business;

(g) Investments in the form of Permitted Acquisitions;

(h) Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $4,000,000 (determined without regard to any write-downs or write-offs of such loans or advances);

(i) Investments in the form of Restricted Payments permitted pursuant to Section 7.6;

(j) Guarantees permitted pursuant to Section 7.1;

(k) Investments in (i) Unrestricted Subsidiaries and (ii) joint ventures and other minority-owned Persons; provided, that the aggregate amount of all such Investments shall not at any time exceed $100,000,000;

(l) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Company) arising or acquired in the ordinary course of business, (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit, and (iv) receivables owing to the Company or any of its Restricted Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(m) Investments in the form of loans made by a Domestic Credit Party to a Non-Guarantor Subsidiary permitted pursuant to Section 7.3(a)(vi) in connection with a Permitted Acquisition solely for the purpose of transferring the purchase price consideration therefor from such Domestic Credit Party to such Non-Guarantor Subsidiary, which purchase price consideration shall be paid to the applicable seller or returned to the assigning Domestic Credit Party within ten (10) Business Days of transfer to such Non-Guarantor Subsidiary; provided, that if such Permitted Acquisition closes, then the foregoing shall not apply to such purchase price consideration that is escrowed pursuant to an escrow agreement to which the Non-Guarantor Subsidiary and the applicable seller are a party;

(n) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates, merges or amalgamates with the Company or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation, merger or amalgamation;

(o) Investments received in connection with Asset Dispositions permitted by Section 7.5; and

(p) Investments not otherwise permitted pursuant to this Section; provided that (i) the aggregate amount of all Investments made pursuant to this clause (m) during a given Fiscal Year shall not exceed (A) at any time that the Consolidated Total Net Leverage Ratio (as of the end of the most recent fiscal quarter for which financials statements have been delivered) is less than 4.00 to 1.00, $125,000,000, and (B) at any time after it is determined that the Consolidated Total Net Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements have been delivered equals or exceeds 4.00 to

1.00, the greater of (x) $50,000,000 and (y) the aggregate amount of Investments previously made during such Fiscal Year at a time prior to the determination that the Consolidated Total Net Leverage Ratio was less than or equal to 4.00 to 1.00 and (ii) immediately before and immediately after giving pro forma effect to any such Investments, no Default or Event of Default shall have occurred and be continuing.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 7.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 7.4 Fundamental Changes. Merge, consolidate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a) (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Company (other than the Borrower) may be merged, amalgamated or consolidated with or into the Company or any Subsidiary Guarantor (provided that the Company or the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.11 in connection therewith);

(b) (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(c) any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower, the Company or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair market value of such assets;

(d) (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(e) any Wholly-Owned Subsidiary of the Borrower or the Company may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 7.3(g)); provided that in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.11 in connection therewith; and

(f) any Person may merge into the Company or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 7.3(g); provided that (i) in the case of a merger involving the Company, the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Company, the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Company, the Borrower or a Wholly-Owned Subsidiary of the Company.

SECTION 7.5 Asset Dispositions. Make any Asset Disposition except:

(a) the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Company or any of its Restricted Subsidiaries;

(b) sales or other issuances of Equity Interests of the Company;

(c) sales, transfers, distributions, dividends, or issuances of Equity Interests of any Restricted Subsidiary by such Restricted Subsidiary, any other Restricted Subsidiary, or the Company to the Company or any other Restricted Subsidiary; provided that the Administrative Agent following such sales or issuance continues to have a perfected Lien on all Equity Interests of such Restricted Subsidiary if and only to the extent it had a perfected Lien immediately prior to such issuance (excluding, in all cases Equity Interests constituting directors’ qualifying shares);

(d) the sale of inventory in the ordinary course of business;

(e) the transfer of assets to the Company, the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 7.4;

(f) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction;

(g) the disposition of any Hedge Agreement;

(h) dispositions of Investments in cash and Cash Equivalents;

(i) (i) the transfer by any Credit Party of its assets to any other Credit Party, (ii) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer) and (iii) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary;

(j) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Restricted Subsidiaries;

(k) leases, subleases, licenses or sublicenses of real or personal property granted by the Company or any of its Restricted Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;

(l) Assets Dispositions in connection with transactions permitted by Section 7.4;

(m) any Restricted Payment permitted pursuant to Section 7.6;

(n) Asset Dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 2.4(b) are complied with in connection therewith;

(o) a sale or other transfer of Property pursuant to a Sale and Leaseback Transaction (i) which is made for cash consideration in an amount not less than fair market value of such Property and (ii) in respect of which the Net Cash Proceeds received in connection therewith do not exceed $50,000,000 in the aggregate during any Fiscal Year, determined on a Consolidated basis for the Company and its Restricted Subsidiaries; and

(p) Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and, with respect to any such Asset Disposition with Net Cash Proceeds in excess of $25,000,000, the consideration received shall be no less than 75% in cash, Cash Equivalents, replacement assets or assets received in connection with a Permitted Acquisition and (iii) the aggregate amount of such Asset Dispositions during any Fiscal Year pursuant to this clause (p) does not, in the aggregate, exceed ten percent (10%) of the Company’s Consolidated Total Assets (determined as of the last day of the most recent Fiscal Year for which financial statements have been delivered pursuant to Section 6.1(a) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1(a), the most recent financial statements referred to in Section 4.1(e)(i)).

SECTION 7.6 Restricted Payments. (i) Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Restricted Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Equity Interests of any Credit Party or any Restricted Subsidiary thereof or (ii) cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Subordinated Indebtedness, Junior Secured Indebtedness, Refinancing Term Loans, Refinancing Notes and unsecured Indebtedness permitted under Section 7.1(p) (collectively, “Junior Indebtedness”) (all of the foregoing, the “Restricted Payments”); provided that:

(a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company or any of its Restricted Subsidiaries may pay dividends in shares of its own Qualified Equity Interests;

(b) Restricted Subsidiaries may pay cash dividends or make distributions with respect to their Equity Interests;

(c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, directors or employees of the Company and its Restricted Subsidiaries or to otherwise acquire directors’ or managers’ qualifying shares;

(d) the Company and its Restricted Subsidiaries may declare and pay cash dividends in accordance with the Company’s historical dividend policy so long as no Event of Default under Section 8.1(a) or (b) has occurred and is continuing prior to making such Restricted Payment;

(e) the Company and its Restricted Subsidiaries may declare and make any Restricted Payment in a cumulative amount not to exceed at any time the amount equal to 50% of the cumulative Consolidated Net Income for the period (taken as one accounting period) from July 1, 2013 to the end of the most recently ended fiscal quarter of the Company for which unaudited financial statements are available at the time of such determination (and if Consolidated Net Income for any such period is a deficit, 100% of such deficit); provided, however, that at the time each such Restricted Payment is made, no Default or Event of Default shall be continuing; provided, further that the cumulative amount of Restricted Payments permitted pursuant to this clause (e) shall be calculated without taking into account Restricted Payments made pursuant to other applicable clauses of this Section 7.6;

(f) refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness; provided that such refinancing, refunding, renewal, extension or exchange is permitted by Section 7.1 and by any subordination provisions applicable thereto;

(g) the payment of interest, expenses, indemnities and regularly scheduled principal payments in respect of Junior Indebtedness (in each case, other than any such payments prohibited by any subordination provisions applicable thereto);

(h) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee, consultant or agent of the Company or any of its Restricted Subsidiaries (or heirs or other permitted transferees thereof) upon death, disability, retirement, severance or termination of employment or service or in connection with a stock option plan or agreement, shareholders agreement, or similar agreement, plan or arrangement, including amendments thereto; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed: (A) $5,000,000 in any Fiscal Year, with unused amounts being available to be used in any later Fiscal Year; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the date of this Agreement that are used for the repurchase, redemption or other acquisition or retirement for value owned by the individual (or such individual’s estate) that is the subject of such insurance;

(i) the Company and its Restricted Subsidiaries may declare and make Restricted Payments; provided that both immediately prior to and after making such Restricted Payment, (i) no Default or Event of Default has occurred and is continuing and (ii) the Consolidated Senior Secured Net Leverage Ratio is less than 1.75 to 1.00, calculated on a pro forma basis after giving effect to such Restricted Payment and the incurrence of any Indebtedness in connection therewith; and

(j) to the extent not otherwise permitted pursuant to this Section 7.6, the Company and its Restricted Subsidiaries may make additional Restricted Payments in an aggregate amount not exceeding $75,000,000 during the term of this Agreement.

SECTION 7.7 Transactions with Affiliates. Enter into any transaction or series of transactions involving $3,000,000 or more in the aggregate, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate of any such Person other than (i) on terms and conditions substantially as favorable to the Company and its Restricted Subsidiaries as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, (ii) transactions among the Company and/or any of its Restricted Subsidiaries, (iii) any Restricted Payment permitted by Section 7.6, (iv) loans or advances to directors, officers and employees permitted under Section 7.3, (v) the payment of reasonable fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or its Restricted Subsidiaries in the ordinary course of business and (iv) the transactions listed on Schedule 7.7.

SECTION 7.8 Fiscal Year. Change its Fiscal Year end.

SECTION 7.9 Modifications of Junior Indebtedness. Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Junior Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

SECTION 7.10 No Further Negative Pledges; Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its property or assets of a type constituting Collateral to secure the Secured Obligations, or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any Restricted Subsidiary or to Guarantee Indebtedness of the Company or any Restricted Subsidiary; provided that

(a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or in the ABL Facility;

(b) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder;

(c) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or Permitted Liens if such restrictions or conditions apply only to the property or assets securing such Indebtedness;

(d) clause (i) of the foregoing shall not apply to customary provisions in leases, licenses, and other contracts restricting the assignment thereof;

(e) the foregoing shall not apply to restrictions on Equity Interests in joint ventures contained in any documents relating to the formation or governance thereof; and

(f) clause (ii) of the foregoing shall not apply to restrictions pursuant to the Senior Subordinated Notes, any Refinancing Notes or any other indenture or agreement governing the issuance of unsecured Indebtedness permitted to be incurred hereunder; provided that such restrictions and conditions are customary for such Indebtedness as reasonably determined in the good faith judgment of the Company.

SECTION 7.11 Nature of Business. Engage in any business other than the business conducted by the Company and its Restricted Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto.

SECTION 7.12 Limitations on Canadian ULCs. Permit any Canadian ULC to (a) engage in any activities or business other than (i) issuing shares of its own Qualified Equity Interests and (ii) holding the Equity Interests of the Borrower and activities incidental and related thereto or (b) change its corporate structure or tax treatment election in any manner that would cause it to lose its “disregarded entity” status for United States tax purposes.

ARTICLE VIII

DEFAULT AND REMEDIES

SECTION 8.1 Events of Default. Each of the following shall constitute an Event of Default:

(a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Term Loan when and as due (whether at maturity, by reason of acceleration or otherwise).

(b) Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Term Loan or the payment of any other Obligation, and such default shall continue for a period of five (5) Business Days.

(c) Misrepresentation. Any representation or warranty made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made (or, in the case of any representation or warranty which is already subject to a materiality qualifier, such representation or warranty shall prove to have been incorrect in any respect when made or deemed made).

(d) Default in Performance of Certain Covenants. Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Sections 6.3(a), 6.4 (with respect to the Borrower’s existence), 6.11, 6.12, or 6.16 or Article VII.

(e) Default in Performance of Other Covenants and Conditions. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue unremedied for a period of (i) five (5) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 6.1 or (ii) thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document.

(f) Indebtedness Cross-Default. Any Credit Party or any Restricted Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Term Loans), the aggregate principal amount (including undrawn committed or available amounts) of which is in excess of $25,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created (and, solely with respect to the ABL Facility, an additional 30-day grace period or such earlier time upon which the Indebtedness thereunder is accelerated or any other remedial action (other than the exercise of cash dominion) is taken thereunder) or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Term Loans), the aggregate principal amount (including undrawn committed or available amounts) of which is in excess of $25,000,000, or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity; provided that (x) no Event of Default shall be deemed to have occurred until such time any applicable period of cure or grace contained in any document relating to such Indebtedness has expired (and, solely with respect to the ABL Facility, an additional 30-day grace period or such earlier time upon which the Indebtedness thereunder is accelerated or any other remedial action (other than the exercise of cash dominion) is taken thereunder), and (y) this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale, disposition or transfer or lease of the property or assets securing such Indebtedness.

(g) Change in Control. Any Change in Control shall occur.

(h) Voluntary Bankruptcy Proceeding. The Company or any Restricted Subsidiary thereof (other than a Restricted Subsidiary that is not a Material Subsidiary) shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Company or any Restricted Subsidiary thereof (other than a Restricted Subsidiary that is not a Material Subsidiary) in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Company or any Restricted Subsidiary thereof (other than a Restricted Subsidiary that is not a Material Subsidiary) or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(j) Failure of Agreements. Any material provision of this Agreement or any material provision of any other Loan Document shall for any reason (other than a consent or waiver duly given by the Required Lenders) cease to be valid and binding on any Credit Party or any Restricted Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason (other than the failure of Administrative Agent to take any action available to it to maintain perfection of the Liens created in favor of Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents) cease to create a valid and perfected first priority Lien (other than with respect to the ABL Priority Collateral (as to which the Lien thereon shall be junior to the extent set forth in the Intercreditor Agreement)) (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof (other than a consent or waiver duly given by the Required Lenders).

(k) ERISA Events. The occurrence of any ERISA Event that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(l) Judgment. (i) One or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (excluding amounts covered by an unaffiliated insurer that has not denied coverage; it being understood and agreed that a reservation of rights letter shall not be deemed to be a denial of coverage) shall be rendered against any Credit Party, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party or Restricted Subsidiary to enforce any such judgment; or (ii) any Credit Party or Restricted Subsidiary shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued.

(m) Intercreditor; Senior Debt Status. (i) The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the ABL Administrative Agent, enforceable in accordance with its terms (to the extent that any Indebtedness held by such party remains outstanding) or (ii) the Obligations of each Credit Party and each Restricted Subsidiary thereof under this Agreement and each of the other Loan Documents shall fail to (A) rank at least senior in priority of payment to all Subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and (B) be designated as “Senior Indebtedness”, “Designated Senior Debt” or such similar term under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person (including, without limitation, the indentures for the Senior Subordinated Notes).

SECTION 8.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a) Acceleration; Termination of Credit Facility. Declare the principal of and interest on the Term Loans and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility; provided, that upon the occurrence of an Event of Default specified in Section 8.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 8.3 Rights and Remedies Cumulative; Non-Waiver; etc.

(a) The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.4 (subject to the terms of Section 3.6), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 3.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 8.4 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 8.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall, subject to the provisions of Section 3.13 and the First Lien Intercreditor Agreement, be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Term Loans and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

SECTION 8.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3 and 10.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3 and 10.3.

SECTION 8.6 Credit Bidding.

(a) The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b) Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE IX

THE ADMINISTRATIVE AGENT

SECTION 9.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and neither the Company nor any Restricted Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles IX and X (including Section 10.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) The Administrative Agent is hereby authorized to execute and deliver (c) any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Company as ultimate parent of any Subsidiary of the Company which is organized under the laws of The Netherlands and the Equity Interests of which are pledged in connection herewith. Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Company or any relevant Subsidiary as will be described in the U.S. Guaranty Agreement (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will—conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application—be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Secured Obligations, and any payment to the Secured Parties in satisfaction of the Secured Obligations shall—conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application—be deemed as satisfaction of the corresponding amount of the Parallel Debt.

SECTION 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, the Borrower or any of their respective Restricted Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.2 and Section 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Company, the Borrower or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this

Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 9.9 Collateral and Guaranty Matters.

(a) Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured

Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 10.2;

(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and

(iii) to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the applicable Guaranty Agreement pursuant to this Section 9.9. In each case as specified in this Section 9.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the applicable Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 7.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.10 Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

Belden Inc.

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

Attention of: Chief Financial Officer

Telephone No.: (314) 854-8010

Facsimile No.: (314) 854-8005

With copies to:

Belden Inc.

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

Attention of: General Counsel

Telephone No.: (314) 854-8030

Facsimile No.: (314) 854-8005

If to Wells Fargo as

Administrative

Agent:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Telephone No.: (704) 590-2703

Facsimile No.: (704) 715-0092

With copies to:

Wells Fargo Bank, National Association

333 S. Grand Ave.

Los Angeles, CA 90071

Attention of: S. Michael St. Geme, Managing Director

Telephone No.: (213) 253-7304

Facsimile No.: (213) 725-6965

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Term Loans will be disbursed.

(d) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e) Borrower Materials; Platform.

(i) The Company hereby acknowledges that (a) the Administrative Agent and/or Wells Fargo Securities, LLC will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI with respect to the Borrower or its securities) (each, a “Public Lender”). The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

(ii) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Lenders by posting the Borrower Materials on the Platform.

(iii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(iv) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

SECTION 10.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a) increase the Term Loan Commitment of any Lender (or reinstate any Term Loan Commitment terminated pursuant to Section 8.2) or the amount of Term Loans of any Lender, in any case, without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Term Loan, or (subject to clause (iii) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 3.1(b) during the continuance of an Event of Default;

(d) change Section 3.6 or Section 8.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(e) change Section 2.4(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(f) except as otherwise permitted by this Section 10.2 change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(g) consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 7.4), in each case, without the written consent of each Lender;

(h) release (i) the Company, (ii) all of the Subsidiary Guarantors or (iii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the applicable Guaranty Agreement (other than as authorized in Section 9.9), without the written consent of each Lender; or

(i) release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 9.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision, and (iv) any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Administrative Agent and the ABL Administrative Agent (with the consent of the Required Lenders but without the consent of any Credit Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Credit Parties or alter or impair any right of any Credit Party under the Loan Documents). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 10.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Sections 2.6, 2.7 and 2.8 (including, without limitation, as applicable, (A) to provide that additional Classes of Term Loans shall share ratably in the benefits of this Agreement and the other Loan Documents with the Obligations, (B) to include appropriately the Lenders holding such Classes in any determination of (1) Required Lenders, as applicable or (2) similar required lender terms applicable thereto and (C) to permit any such additional credit facilities to share ratably with the Term Loans in the application of prepayments); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Term Loan Commitment or any increase in any Lender’s Term Loan Commitment Percentage, in each case, without the written consent of such affected Lender.

SECTION 10.3 Expenses; Indemnity.

(a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent and Wells Fargo Securities, LLC, and one firm of outside local counsel for the Administrative Agent in any applicable jurisdiction as to which the Administrative Agent reasonably determined local counsel is necessary), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of one firm of counsel for the Administrative Agent and the Lenders, and one firm of outside local counsel for the Administrative Agent in any applicable jurisdiction as to which the Administrative Agent reasonably determined local counsel is necessary), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Term Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Arrangers, the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Liability), penalties, damages, liabilities and related expenses (including the fees and expenses of one firm of counsel for all Indemnitees (excluding any local counsel or regulatory counsel (if the applicable Indemnitee or Indemnitees reasonably determine that local or regulatory counsel is necessary) or any additional counsel reasonably necessary as a result of an actual conflict of interest or a reasonable likelihood of a conflict of interest of any Indemnitee, which, in the case of local counsel, shall be limited to one firm of counsel for each applicable jurisdiction, in the case of regulatory counsel, shall be limited to one firm of such counsel for all Indemnitees, and in the case of a conflict of interest, shall be limited to one firm of counsel for all Indemnitees similarly situated)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Restricted Subsidiary thereof, or any Environmental Liability related in any way to any Credit Party or any Restricted Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Restricted Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Liability), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Term Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, in connection with a claim initiated by any Credit Party, material breach of such Indemnitee’s express obligations hereunder or under any other Loan Document or (B) arise out of or in connection with any investigation, litigation or proceeding not involving an act or omission of a Credit Party and that is brought by an Indemnitee against another Indemnitee, other than any claims against any Indemnitee in its respective capacity or in fulfilling its role as an administrative agent or arranger or any similar role under the Credit Facility. This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the outstanding Term Loans at such time, or if the Term Loans have been reduced to zero, then based on such Lender’s share of the outstanding Term Loans immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender). The obligations of the Lenders under this clause (c) are subject to the provisions of Section 3.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 10.4 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or any of their respective Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 8.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 10.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 10.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 10.9 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(i) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loan Commitment and/or the Term Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Term Loan Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Term Loan Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan or the Term Loan Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate classes on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(i) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the assignment is made during the 90-day period following the Closing Date to any Person approved by the Borrower on the Closing Date; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Credit Facility; and

(ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of its Subsidiaries (including the Borrower) or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Term Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.10, 3.11 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void.)

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Incremental Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitment of, and principal amounts of (and stated interest on) the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Loan Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 10.2(b), (c), (d) or (e) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 (subject to the requirements and limitations therein, including the requirements under Section 3.11(g) (it being understood that the documentation required under Section 3.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.10 or 3.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.10 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) as to the extent required by Applicable Laws or regulations or by any subpoena or similar legal processes, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Company and its Subsidiaries, the Term Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Company or the Borrower, (k) to the extent that such information is independently developed by such Lender, or (l) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.11 Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 10.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Term Loan Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 10.13 Survival.

(a) All representations and warranties set forth in Article V and all representations and warranties contained in any certificate or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article X and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 10.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 10.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.16 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Term Loan Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 10.18 USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.

SECTION 10.19 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VI or VII hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VI or VII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VI or VII.

SECTION 10.20 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement, the Intercreditor Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Company or any of its Restricted Subsidiaries or further restricts the rights of the Company or any of its Restricted Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect; provided further that the Intercreditor Agreement governs and controls in the event of any conflict with any other Loan Document.

SECTION 10.21 Releases of Subsidiary Guarantors.

(a) A Subsidiary Guarantor shall automatically be released from its obligations under the applicable Guaranty Agreement, and any Equity Interests of such Subsidiary Guarantor which have been pledged as Collateral shall be released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if consent of the Required Lenders is expressly required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the applicable Guaranty Agreement and release its Liens on any Equity Interests of such Subsidiary Guarantor which have been pledged as Collateral if such Subsidiary Guarantor is no longer a Material Subsidiary or is no longer required to be a Subsidiary Guarantor in order to meet the criteria set forth in Section 6.11(a)(ii) or (iii).

(c) At such time as the principal and interest on the Term Loans, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than contingent, indemnification obligations not then due) shall have been paid in full, the Term Loan Commitments shall have been terminated, the applicable Guaranty Agreement and all obligations (other than those expressly stated to survive such termination) of each Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

BELDEN INC., as Company

By:	/s/ Jeremy E. Parks
Name:	Jeremy E. Parks
Title:	Vice President and Treasurer

BELDEN FINANCE 2013 LP, as Borrower

By:	/s/ Jeremy E. Parks
Name:	Jeremy E. Parks
Title:	Treasurer

Belden Inc.

Credit Agreement

Signature Page

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Michael St. Geme
Name:	S. Michael St. Geme
Title:	Managing Director

Belden Inc.

Credit Agreement

Signature Page

EXHIBIT A

TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, BELDEN FINANCE 2013 LP, a Delaware limited partnership (the “Borrower”), promises to pay to                      (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                      DOLLARS ($                    ) or, if less, the unpaid principal amount of all Term Loans made by the Lender pursuant to that certain Credit Agreement, dated as of October 3, 2013 (the “Credit Agreement”) by and among Belden Inc., a Delaware corporation, the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Term Loan Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 3.1 of the Credit Agreement. All payments of principal and interest on this Term Loan Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Term Loan Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Loan Note.

IN WITNESS WHEREOF, the undersigned has executed this Term Loan Note as of the day and year first above written.

BELDEN FINANCE 2013 LP

By:
Name:
Title:

EXHIBIT B

NOTICE OF BORROWING

Dated as of:

Wells Fargo Bank, National Association,

    as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.2(a) of the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among Belden Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, as Borrower, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby requests that the Lenders make [the Initial Term Loan][an Incremental Term Loan] to the Borrower in the aggregate principal amount of $            . (Complete with an amount in accordance with Section 2.2(a), or Section 2.8, as applicable, of the Credit Agreement.)

2. The Borrower hereby requests that such Term Loan(s) be made on the following Business Day:                     . (Complete with a Business Day in accordance with Section 2.2(a) of the Credit Agreement for the Initial Term Loan or Section 2.8 of the Credit Agreement for an Incremental Term Loan).

3. The Borrower hereby requests that such Term Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Term Loan[1]	Interest Rate	Interest Period (LIBOR Rate only)
[Base Rate or LIBOR Rate][2]

[1]	Complete with the Dollar amount of that portion of the overall Term Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate, $8,000,000 may be requested at LIBOR with an interest period of three months and $7,000,000 may be requested at LIBOR with an interest period of one month).
[2]	Complete with the Base Rate or the LIBOR Rate for the Initial Term Loan or any Incremental Term Loan.

4. The aggregate principal amount of all Term Loans outstanding as of the date hereof (including the Term Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5. All of the conditions applicable to the Term Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Term Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

BELDEN FINANCE 2013 LP

By:
Name:
Title:

EXHIBIT C

NOTICE OF ACCOUNT DESIGNATION

Dated as of:

Wells Fargo Bank, National Association,

    as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.2(a) of the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among Belden Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, as Borrower, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Administrative Agent is hereby authorized to disburse all Term Loan proceeds into the following account(s):

ABA Routing Number:
Account Number:

2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

BELDEN FINANCE 2013 LP

By:
Name:
Title:

EXHIBIT D

NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Prepayment is delivered to you pursuant to Section 2.4(a) of the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among Belden Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, as Borrower, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:                     . (Complete with an amount in accordance with Section 2.4 of the Credit Agreement.)

2. The Term Loan(s) to be prepaid consist of: [check each applicable box]

☐	the Initial Term Loan

☐	an Incremental Term Loan

3. The Borrower shall repay the above-referenced Term Loans on the following Business Day:                     . (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

BELDEN FINANCE 2013 LP

By:
Name:
Title:

EXHIBIT E

NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 3.2 of the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among Belden Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, as Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Term Loan to which this Notice relates is [the Initial Term Loan] [an Incremental Term Loan]. (Delete as applicable.)

2. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

Outstanding principal balance:	$
Principal amount to be converted:	$
Requested effective date of conversion:		__________
Requested new Interest Period:		__________

☐	Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

Outstanding principal balance:	$
Principal amount to be converted:	$
Last day of the current Interest Period:		__________
Requested effective date of conversion:		__________

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

Outstanding principal balance:	$
Principal amount to be continued:	$
Last day of the current Interest Period:		__________
Requested effective date of continuation:		__________
Requested new Interest Period:		__________

3. The aggregate principal amount of all Term Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

BELDEN FINANCE 2013 LP

By:
Name:
Title:

EXHIBIT F

OFFICER’S COMPLIANCE CERTIFICATE

Dated as of:

The undersigned, on behalf of Belden Inc., a Delaware corporation (the “Company”) hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1. This certificate is delivered to you pursuant to Section 6.2(a) of the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among the Company, Belden Finance 2013 LP, as Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. I have reviewed the financial statements of the Company and its Restricted Subsidiaries dated as of                      and for the                      period[s] then ended and such statements fairly present in all material respects the financial condition of the Company and its Restricted Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Company and its Restricted Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto].

4. As of the date of this certificate, any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of the accounting period referenced in paragraph 2 above of the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent accounting period is set forth on Schedule 1 hereto.

5. As of the date of this certificate, the Company and each of its Restricted Subsidiaries have complied with the requirements of Section 6.11(a)(ii) of the Credit Agreement.

6. [As of the date of this certificate, calculations of the Consolidated Total Net Leverage Ratio are set forth on Schedule 2 hereto.]1

[1]	To be included solely in connection with delivery of this Certificate in connection with delivery of annual financial statements pursuant to Section 6.1(a) of the Credit Agreement.

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

BELDEN INC.

By:
Name:
Title:	[Chief Executive Officer] [President] [Chief Financial Officer] [Treasurer] [Assistant Treasurer] [Controller]

Schedule 1

to

Officer’s Compliance Certificate

For the Quarter/Year ended                      (the “Statement Date”)

[List changes in the identity of Restricted Subsidiaries and Unrestricted Subsidiaries (if any)]

Schedule 2

to

Officer’s Compliance Certificate

For the Quarter/Year ended                      (the “Statement Date”)

A.	Section 6.2(a) Consolidated Total Net Leverage Ratio

(I) Consolidated Total Indebtedness as of the Statement Date	$
(II) Qualified Cash and Cash Equivalents	$
(III) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to the Statement Date (See Schedule 3)	$
(IV) Line A.(I) minus Line A(II) divided by Line A.(III)		to 1.00
(V) Applicable ECF Percentage			%

Schedule 3

to

Officer’s Compliance Certificate

	Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(1)	Consolidated Net Income for such period

(2)	The following amounts, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(a) Consolidated Interest Expense for such period

(b)    expense for taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including, without limitation, federal and state and local income taxes, foreign income taxes, or franchise taxes payable during such period

(c) depreciation expense for such period

(d) amortization expense for such period

(e)    each non-cash expense (including, without limitation, non-cash expenses related to stock based compensation), non-cash charge or non-cash loss (including, extraordinary, unusual or non-recurring non-cash losses), including, without limitation, in connection with Permitted Acquisitions or restructurings, incurred or recognized for such period

(f) cash charges incurred in connection with acquisition activities prior to the Closing Date and to the extent not in excess of $10,000,000 during such period

	Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)

(g)    fees, costs and expenses incurred by the Credit Parties in connection with any Permitted Acquisition, in each case whether or not consummated and solely to the extent disclosed in writing to the Administrative Agent and in an aggregate amount not to exceed $10,000,000 during any Reference Period

(h)    cash charges or extraordinary, unusual or non-recurring cash losses incurred or recognized, including, without limitation, severance, relocation and restructuring expenses (provided that the aggregate amount of any such cash charges or cash losses under this clause during any Reference Period shall not exceed $50,000,000)

(i)     any premiums, penalties or similar payments made by the Company in connection with any refinancing of the Senior Subordinated Notes or Indebtedness, and the fees, costs and expenses incurred by the Company in connection with any such refinancing, all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a Consolidated basis during such period

(j) fees, costs and expenses incurred by the Credit Parties in connection with any of the Transactions during such period

(3)	Line (2)(a) plus Line (2)(b) plus Line (2)(c) plus Line (2)(d) plus Line (2)(e) plus Line (2)(f) plus Line (2)(g) plus Line (2)(h) plus Line (2)(i) plus Line (2)(j)

(4)	The following amounts, without duplication, to the extent included in computing Consolidated Net Income for such period:

(a) interest income during such period

	Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(b) income tax credits and refunds (to the extent not netted from income tax expense) during such period

(c)    any cash payments made during such period in respect of items described in Line (2)(e) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred

(d)    extraordinary, unusual or non-recurring income or gains recognized, all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a Consolidated basis during such period

(5)	Line (4)(a) plus Line (4)(b) plus Line (4)(c) plus Line (4)(d)

(6)	[Pro Forma Basis Adjustments to Consolidated EBITDA, if applicable1]

(7)	Totals (Line (1) plus Line (3) less Line (5) plus or minus, as applicable, Line (6))

[1]	“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and:

(a) all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Material Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Material Acquisition shall be included; and

(b) non-recurring costs, extraordinary expenses and other pro forma adjustments (including anticipated cost savings and other synergies) attributable to such Specified Transaction may be included to the extent that such costs, expenses or adjustments (i) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Company delivered to the Administrative Agent, (ii) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of the Company and its Restricted Subsidiaries and (iii) are either permitted as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933 or represent less than ten (10%) of Consolidated EBITDA (determined without giving effect to this clause (b) in the aggregate); provided that the foregoing costs, expenses, adjustments, cost savings and other synergies shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of Consolidated EBITDA or clause (a) above.

“Material Disposition” means any Asset Disposition by the Company or any Restricted Subsidiary that yields gross cash consideration in excess of $10,000,000.

“Specified Transactions” means (a) any Material Disposition and (b) any Material Acquisition.

EXHIBIT G

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The standard terms and conditions set forth in Annex 1 (the “Standard Terms and Conditions”) attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Company:	Belden Inc.

4.	Borrower:	Belden Finance 2013 LP

[1]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[2]	Select as appropriate.
[3]	Include bracketed language if there are multiple Assignees.

5.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

6.	Credit Agreement:	The Credit Agreement dated as of October 3, 2013 among Belden Inc., Belden Finance 2013 LP, as Borrower, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

7.	Assigned Interest:	See Schedules attached hereto

[8.	Trade Date:	______________][1]

[1]	To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

[Remainder of Page Intentionally Left Blank]

Effective Date:                      , 2         [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and][2] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:][3]

BELDEN FINANCE 2013 LP

By:
Name:
Title:

[2]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. May also use a Master Consent.
[3]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. May also use a Master Consent.

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned[1]	Aggregate Amount of Term Loan Commitment/Term Loans for all Lenders[2]	Amount of Term Loan Commitment/ Term Loans Assigned[3]	Percentage Assigned of Term Loan Commitment/ Term Loans[4]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE][5]
[and is an Affiliate/Approved Fund of [identify Lender]6]

By:
Name:
Title:

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Term Loan Commitment,” etc.)
[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Term Loan Commitment/Term Loans of all Lenders thereunder.
[5]	Add additional signature blocks, as needed.
[6]	Select as appropriate.

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.9(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to [Section 4.1] [Section 6.1] thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among Belden Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, as Borrower, the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                          , 20

EXHIBIT H-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among Belden Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, as Borrower, the lenders who are or may become party a thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20

EXHIBIT H-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among Belden Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, as Borrower, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20

EXHIBIT H-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 3, 2013 (the “Credit Agreement”), by and among Belden Inc., a Delaware corporation, Belden Finance 2013 LP, a Delaware limited partnership, as Borrower, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Term Loan(s) (as well as any Term Loan Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Term Loan Note(s) evidencing such Term Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20

SCHEDULE 5.2

SUBSIDIARIES AND CAPITALIZATION

Entity	Equityholder	Ownership Percentage	Class of Equity	Type of Entity and Jurisdiction of Organization	Relationship to Company
Belden CDT Networking, Inc.	Belden Inc.	100%	N/A	Corporation (Washington)	Material Restricted Subsidiary
GarrettCom, Inc.	Belden Inc.	100%	N/A	Corporation (California)	Material Restricted Subsidiary
Belden LRC Mexico S de R.L. de C.V.	Belden Inc. (99.97%) Belden CDT International, Inc. (0.03%)	100%	N/A	Sociedad de Responsabilidad Limitada de Capital Variable (Mexico)	Restricted Subsidiary
Belden 1993 LLC	Belden Inc.	100%	N/A	Limited Liability Company (Delaware)	Material Restricted Subsidiary
PPC Broadband, Inc.	Belden Inc.	100%	N/A	Corporation (Delaware)	Material Restricted Subsidiary
SKT International Holdings, B.V.	Belden Inc.	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary
Hirschmann Electronics GmbH	Belden Inc. (5.1%) Belden Electronics GmbH (94.9%)	100%	N/A	Gesellschaft mit beschränkter Haftung (Germany)	Restricted Subsidiary
Belden Canada Finance 1 ULC	Belden Inc.	100%	N/A	Unlimited Liability Corporation (Alberta, Canada)	Material Restricted Subsidiary

1

Entity	Equityholder	Ownership Percentage	Class of Equity	Type of Entity and Jurisdiction of Organization	Relationship to Company
Belden Canada Finance 2 ULC	Belden Inc.	100%	N/A	Unlimited Liability Corporation (Alberta, Canada)	Material Restricted Subsidiary
LANStore, Inc.	GarrettCom, Inc.	100%	N/A	Corporation (California)	Restricted Subsidiary
GarretCom Europe Ltd	GarrettCom, Inc.	100%	N/A	Limited Company (United Kingdom)	Restricted Subsidiary
Belden Wire & Cable Company LLC	Belden 1993 LLC	100%	N/A	Limited Liability Company (Delaware)	Material Restricted Subsidiary
Belden CDT International, Inc.	Belden Wire & Cable Company LLC	100%	N/A	Corporation (Delaware)	Restricted Subsidiary
Belden Holdings, Inc.	Belden Wire & Cable Company LLC (61%) CDT International Holdings LLC (39%)	100%	N/A	Corporation (Delaware)	Material Restricted Subsidiary
Belden Asia (Thailand) Co. Ltd.	Belden Wire & Cable Company LLC	100%	N/A	Limited Company (Thailand)	Restricted Subsidiary
Belden Australia Pty Ltd.	Belden Wire & Cable Company LLC	100%	N/A	Limited Company (Australia)	Restricted Subsidiary
Belden Technologies, LLC	Belden Wire & Cable Company LLC	100%	N/A	Limited Liability Company (Delaware)	Restricted Subsidiary
Belden Industria E Comercio Ltda.	Belden Wire & Cable Company LLC (0.01%) Belden CDT International, Inc. (99.99%)	100%	N/A	Limited Liability Company (Brazil)	Restricted Subsidiary

2

Entity	Equityholder	Ownership Percentage	Class of Equity	Type of Entity and Jurisdiction of Organization	Relationship to Company
Belden Electronics Argentina S.A.	Belden Wire & Cable Company LLC	100%	N/A	Sociedad Anónima (Argentina)	Restricted Subsidiary
Belden Electronics S.A. de C.V.	Belden Wire & Cable Company LLC (98%) Belden CDT International, Inc. (2%)	100%	N/A	Sociedad Anónima de Capital Variable (Mexico)	Restricted Subsidiary
Belden de Sonora de C.V.	Belden Wire & Cable Company LLC (98%) Belden CDT International, Inc. (2%)	100%	N/A	Sonora de Capital Variable (Mexico)	Restricted Subsidiary
Belden Technologies S.r.l.	Belden Wire & Cable Company LLC	100%	N/A	Società a Responsabilità Limitata (Peru)	Restricted Subsidiary
Miranda MTI, Inc.	CDT International Holdings LLC (59.46%) Belden Holdings, Inc. (40.54%)	100%	N/A	Corporation (Delaware)	Material Restricted Subsidiary
Belden Global C.V.	CDT International Holdings LLC (1%) Belden Holdings, Inc. (99%)	100%	N/A	Commanditaire Vennootschap (Netherlands)	Restricted Subsidiary
PPC International Sales Corp.	PPC Broadband, Inc.	100%	N/A	Corporation (Nevada)	Restricted Subsidiary
BIBIXI Communications Systems (Suzhou) Co., Ltd.	PPC Broadband, Inc.	100%	N/A	Limited Company (China)	Restricted Subsidiary
Miranda Technologies (G.V.D.) LLC	Miranda MTI, Inc.	100%	N/A	Limited Liability Company (California)	Material Restricted Subsidiary

3

Entity	Equityholder	Ownership Percentage	Class of Equity	Type of Entity and Jurisdiction of Organization	Relationship to Company
Belden Canada Finance 2013 LP	Belden Finance 2013 LP (99%) Belden Canada Finance 2 ULC (1%)	100%	N/A	Limited Partnership (Ontario, Canada)	Restricted Subsidiary
CDT International Holdings LLC	Belden CDT Networking, Inc.	100%	N/A	Limited Liability Company (Delaware)	Material Restricted Subsidiary
Miranda Technologies Partner ULC	Belden Canada Inc.	100%	N/A	Unlimited Liability Corporation (Alberta, Canada)	Restricted Subsidiary
Miranda Technologies Partnership	Belden Canada Inc. (99.9999%) Miranda Technologies Partner ULC (0.0001%)	100%	N/A	General Partnership (Ontario, Canada)	Material Restricted Subsidiary
Belden Europe B.V.	Belden Canada Inc. (0.93%) Belden Signal Solutions B.V. (99.07%)	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary
Belden FinCo Inc.[17]	Belden Canada Inc.	100%	N/A	Corporation (Ontario, Canada)	Restricted Subsidiary
9074-8427 Quebec Inc.[2]	Belden Canada Inc.	100%	N/A	Corporation (Quebec, Canada)	Restricted Subsidiary
Diskstream Inc.[2]	Belden Canada Inc.	100%	N/A	Corporation (Ontario, Canada)	Restricted Subsidiary
Vertigo X Media Inc.[2]	Belden Canada Inc.	100%	N/A	Corporation (Quebec, Canada)	Restricted Subsidiary
Belden Finance 2013 LP	Belden Canada Finance 1 ULC (99%) Belden Canada Finance 2 ULC (1%)	100%	N/A	Limited Partnership (Delaware)	Material Restricted Subsidiary
Belden Electronics GmbH	Belden Deutschland GmbH	100%	N/A	Gesellschaft mit beschränkter Haftung (Germany)	Restricted Subsidiary

[17]	Belden FinCo Inc. 9074-8427 Quebec, Inc., Diskstream, Inc., and Vertigo X Media Inc. to be dissolved post-closing.

4

Entity	Equityholder	Ownership Percentage	Class of Equity	Type of Entity and Jurisdiction of Organization	Relationship to Company
Cable Design Technologies (Deutschland) GmbH	Belden Deutschland GmbH	100%	N/A	Gesellschaft mit beschränkter Haftung (Germany)	Restricted Subsidiary
Hirschmann Automation and Control GmbH	Belden Electronics GmbH	100%	N/A	Gesellschaft mit beschränkter Haftung (Germany)	Material Restricted Subsidiary
Miranda Technologies Asia Limited	Belden Europe B.V.	100%	N/A	Limited Company (Hong Kong)	Restricted Subsidiary
Miranda Asia K.K.	Belden Europe B.V.	100%	N/A	Kabushiki Kaisha (Japan)	Restricted Subsidiary
Miranda Technologies Limited	Belden Europe B.V.	100%	N/A	Limited Company (United Kingdom)	Restricted Subsidiary
Miranda Technologies France SAS	Belden Europe B.V.	100%	N/A	Société par Actions Simplifiée (France)	Restricted Subsidiary
Belden Deutschland GmbH	Belden Europe B.V.	100%	N/A	Gesellschaft mit beschränkter Haftung (Germany)	Restricted Subsidiary
Belden Cekan A/S	Belden Europe B.V.	100%	N/A	Aktieselskab (Denmark)	Restricted Subsidiary
ITC Industria Tecnica CAVI S.r.1.	Belden Europe B.V.	100%	N/A	Società a Responsabilità Limitata (Italy)	Restricted Subsidiary
Belden Italia SRL	Belden Europe B.V.	100%	N/A	Società a Responsabilità Limitata (Italy)	Restricted Subsidiary
Noslo Limited	Belden Europe B.V.	100%	N/A	Limited Company (United Kingdom)	Restricted Subsidiary
Belden Commercial Services B.V.	Belden Europe B.V.	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary

5

Entity	Equityholder	Ownership Percentage	Class of Equity	Type of Entity and Jurisdiction of Organization	Relationship to Company
Belden Solutions B.V.	Belden Europe B.V.	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary
Belden Wire & Cable B.V.	Belden Europe B.V.	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary
Lukram SRO	Belden Europe B.V. (70%) Belden Far East Holdings B.V. (30%)	100%	N/A	Limited Liability Company (Czech Republic)	Restricted Subsidiary
Belden Far East Holdings B.V.	Belden Europe B.V.	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary
Belden CDT European Shared Services B.V.	Belden Europe B.V.	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary
Belden Global C.V. & Belden Wire & Cable B.V. Finance GbR	Belden Global C.V. ( 0.02%) Belden Wire & Cable B.V. (0.08%) Belden Wiring Company Limited (99.9%)	100%	N/A	Gesellschaft bürgerlichen Rechts (Germany)	Restricted Subsidiary
Belden International Holdings B.V.	Belden Global C.V.	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary
Belden Canada Inc.	Belden International Holdings B.V.	100%	N/A	Corporation (Ontario, Canada)	Material Restricted Subsidiary
Belden Signal Solutions B.V.	Belden International Holdings B.V.	100%	N/A	Besloten Vennootschap (Netherlands)	Restricted Subsidiary
Belden UK Limited	Belden Commercial Services B.V.	100%	N/A	Limited Company (United Kingdom)	Restricted Subsidiary
Belden AB	Belden Commercial Services B.V.	100%	N/A	Aktiebolag (Sweden)	Restricted Subsidiary
Belden France SAS	Belden Commercial Services B.V.	100%	N/A	Société par Actions Simplifiée (France)	Restricted Subsidiary

6

Entity	Equityholder	Ownership Percentage	Class of Equity	Type of Entity and Jurisdiction of Organization	Relationship to Company
Belden Iberia SL	Belden Commercial Services B.V.	100%	N/A	Sociedad Limitada (Spain)	Restricted Subsidiary
Miranda Technologies Singapore Pte. Ltd.	Miranda Technologies Limited	100%	N/A	Private Limited Company (Singapore)	Restricted Subsidiary
Miranda Technologies Malaysia SDN BHD	Miranda Technologies Limited	100%	N/A	Private Limited Company (Malaysia)	Restricted Subsidiary
Softel Limited	Miranda Technologies Limited	100%	N/A	Limited Company (United Kingdom)	Restricted Subsidiary
Belden Singapore Private Limited	Belden CDT International, Inc.	100%	N/A	Limited Company (Singapore)	Restricted Subsidiary
Belden India Private Limited	Belden Singapore Private Limited	100%	N/A	Limited Company (India)	Restricted Subsidiary
Belden Automation (Asia Pacific) Pte. Ltd.	Belden Singapore Private Limited	100%	N/A	Limited Company (Singapore)	Restricted Subsidiary
Hirschmann Automation & Cntrl. (Shanghai) Co. Ltd.	Hirschmann Electronics (Hong Kong) Co. Ltd.	100%	N/A	Limited Company (China)	Restricted Subsidiary
Anglo AmericanCables Ltd	Noslo Limited	100%	N/A	Limited Company (United Kingdom)	Restricted Subsidiary
Nordx/CDT Ltd	Noslo Limited	100%	N/A	Limited Company (United Kingdom)	Restricted Subsidiary
Belden Dunakabel Kft	Belden Solutions B.V. (99.9%) Belden Wire & Cable B.V. (0.1%)	100%	N/A	Limited Liability Company (Hungary)	Restricted Subsidiary

7

Entity	Equityholder	Ownership Percentage	Class of Equity	Type of Entity and Jurisdiction of Organization	Relationship to Company
Lukram Automation	Lukram SRO	100%	N/A	Limited Company (Czech Republic)	Restricted Subsidiary
St. Kitts Technology Limited	SKT International Holdings, B.V.	100%	N/A	Limited Company (St. Kitts)	Restricted Subsidiary
Kajola-Kristada, Limited	St. Kitts Technology Limited	100%	N/A	Limited Company (St. Kitts)	Restricted Subsidiary
Softel USA LLC	Softel Limited	100%	N/A	Limited Liability Company (California)	Restricted Subsidiary
Belden Hirschmann Networking System Trading (Shanghai) Co. Ltd.	Belden Wiring Company Limited	100%	N/A	Limited Company (China)	Restricted Subsidiary
LTK Industries (Suzhou) Limited	Belden Wiring Company Limited	100%	N/A	Limited Company (China)	Restricted Subsidiary
Belden Asia (Hong Kong) Limited	Belden Far East Holdings B.V.	100%	N/A	Limited Company (Hong Kong)	Restricted Subsidiary
Belden Wiring Company Limited	Belden Far East Holdings B.V.	100%	N/A	Limited Company (Hong Kong)	Restricted Subsidiary
LTK Cable Technology Ltd.	Belden Far East Holdings B.V.	100%	N/A	Limited Company (Taiwan)	Restricted Subsidiary
Belden Technologies Co., Ltd.	Belden Far East Holdings B.V.	100%	N/A	Limited Company (Japan)	Restricted Subsidiary
Hirschmann Automation and Control KK	Belden Technologies Co., Ltd.	100%	N/A	Limited Company (Japan)	Restricted Subsidiary

8

SCHEDULE 5.13

REAL PROPERTY

Entity	Owned Real Property
Belden Inc.

•   2200 U.S. Hwy. 27 S, Richmond, Indiana

•   350 NW N Street, Richmond, Indiana

•   1411 NW 11th Street, Richmond, Indiana

•   2001 N. Main Street, Washington, Pennsylvania

•   711 Lidgerwood Avenue, Elizabeth, New Jersey

•   1211 Columbia Avenue, Monticello, Kentucky

•   4421 W. Rice Street, Chicago, Illinois

•   2833 W. Chestnut Street, Washington, Pennsylvania

•   224 N. Main Street, Bldg. K, Horseheads, New York

•   1200 Columbia Avenue, Monticello, Kentucky

PPC Broadband, Inc.	• 6176 East Molloy Road East Syracuse, New York • 6188 E. Molloy Road, Syracuse, New York • Building #1 and #2 at Vaerkstedvej 14 DK 4720 Praesto, Denmark

Hirschmann Electronics GmbH	Stuttgarter Straße 45-51 72654 Neckartenzlingen, Germany

Belden Industria E Comercio Ltda.	Avenida Maria Leonor 1222, Diadema, SP, Brazil

Miranda Technologies (G.V.D.) LLC	125 Crown Point Court, Grass Valley, California

Miranda Technologies Partnership	3499 Douglas-B.-Floreani, Montréal, QC H4S 2C6 Canada

Belden Cekan A/S	Vikehojvej 4, Gjern, Denmark

ITC Industria Tecnica CAVI S.r.1.	Via Bora, 4, Bagnacavallo, Italy

Belden Canada Inc.	130 Wilmott Street Cobourg ON, K9A 4M3, Canada

Belden Dunakabel Kft	Henger-malon ut 43, Budapest, Hungary

Lukram Automation	407 57 Horni Pudlozi, Horni Pudlozi 251, Horni Pudlozi, Czech Republic

Kajola-Kristada, Limited	Cap Industrial Site Bassterre W. 1, St. Kitts

LTK Industries (Suzhou) Limited	No. 333, Rd. Yanhu Avenue, Huaqiao Town, Kunshun, Jiangsu Province, PRC

9

SCHEDULE 5.14

DISCLOSED MATTERS

1. Kingston, Canada Environmental Matter

The Ontario, Canada Ministry of the Environment (“MOE”) seeks to require current and former owners of property located in Kingston, Canada to delineate and remediate ground and groundwater contamination at the site. CDT acquired the property from Nortel (who was responsible for the contamination and who agreed to monitor and, if required, remediate the site). With the merger of CDT and the Company in 2004, the Company became owner of the property. The Company subsequently sold the property in two separate transactions. The MOE is demanding that one of the current owners, along with the Company and Nortel, take appropriate action to delineate and remediate the site. The demand was made in September of 2011. There is some question as to whether Nortel would be required to remediate given that it has filed for bankruptcy. However, the Company has filed a proof of claim in Nortel’s bankruptcy to recover, on a pro rata basis, any cost it may incur to clean the site. The Company is in the process of assessing the scope of contamination, cost of remediation, and financial viability of the current owners, whom it is believed should be responsible for any clean-up.

2. PPC/Corning Gilbert Litigation

When the Company acquired PPC Broadband, Inc. (“PPC”), the Company assumed two lawsuits involving Corning Gilbert, Inc. (“Gilbert”). The first was offensive: on July 5, 2011, PPC sued Gilbert in the U.S. District Court for the Northern District of New York. PPC asserted causes of action for infringement of two PPC patents and injunctive relief. Gilbert denied any wrong doing and asserted various counterclaims, including for declaratory judgments of non-infringement and invalidity, intentional interference with business relationships and other matters. With respect to Gilbert’s tort counterclaims, it seeks damages due to alleged increased freight costs for its products, and lost profits attributable to alleged lost sales opportunities. A trial is not anticipated until sometime in 2014. Fact and expert discovery on the parties’ allegation recently concluded. The deadline for the filing of dispositive motions was August 26, 2013.

On October 15, 2012, Gilbert sued PPC in the U.S. District Court for the District of Arizona, asserting causes of action for infringement of two Gilbert patents and injunctive relief. PPC denied any wrong doing and asserted various counterclaims, including for declaratory judgments of non-infringement and invalidity, and a request that the case be declared exceptional pursuant to 35 U.S.C. § 285, which, in some cases, would entitle the prevailing party to an award of treble damages and/or attorney fees and costs (Gilbert made the same request in the above-described lawsuit filed by PPC). Discovery and claim construction proceedings are underway.

On May 8, 2013, PPC again sued Gilbert in the U.S. District Court for the Northern District of New York, asserting a claim for infringement of a patent that is related to the two patents asserted in the first case. Gilbert’s answer to the complaint was due August 12, 2013.

10

SCHEDULE 7.1

EXISTING INDEBTEDNESS

Letters of Credit

Account Party	Bank	L/C Number	Beneficiary	Amount	Currency	Purpose	Expiration
PPC Broadband, Inc.	HSBC	SDCMNT561215	Travelers	542,000.00	USD	Insurance	02/24/2014

Bank Guarantees

Loan Party	Guarantor	Reference	Beneficiary	Amount	Currency	Purpose
Miranda Technologies Limited	Lloyds	N/A	HM Revenue and Customs	100,000.00	GBP	VAT
Miranda Technologies Limited	Lloyds	GTSB060013885 GTSA050011098 GTSB111000262	Egyptian Radio and Television Union	195,090.00	USD	Performance
Belden Wire & Cable B.V.	ING Bank	2007011587	Warehouse de Pauw	501,816.00	EUR	Lease back of Venlo premises
Belden Wire & Cable B.V.	Citibank	5138318501	Warehouse de Pauw	1,300,000.00	EUR	Lease back of Venlo premises
Belden Wire & Cable B.V.	Citibank	5138339501	KBC Lease Nederland B.V.	25,100.04	EUR	Copiers Rentals
Belden UK Limited	Citibank	5139279506	HM Revenue and Customs	200,000.00	GBP	Import/Export (BWC)
Hirschmann Automation & Control GmbH	Citibank	5210173501	Degedomus	1,322,013.93	EUR	Office HAC Ettlingen
PPC Broadband, Inc.	HSBC	3DCMTN502391	Consultancy Services Ltd.	7,900.00	USD	Performance Guarantee

11

Intercompany Indebtedness

Lender	Borrower	Security for Indebtedness	Outstanding Balance
Belden Holdings, Inc.	Belden Global C.V.	None.	$233,510,000
Belden Inc.	Belden CDT International	None.	$33,204,000
Belden Wire & Cable Co.	Belden Australia Pty	None.	$28,750,000
Belden Inc.	Belden Canada Inc.	None.	$16,453,000
Belden Inc.	Belden Global C.V.	None.	$393,390,000
Belden Inc.	Belden Europe B.V.	None.	$196,695,000
Belden Deutschland GmbH	Belden Inc.	None.	$196,695,000

Other Indebtedness

None.

12

SCHEDULE 7.2

EXISTING LIENS

None.

13

SCHEDULE 7.3

EXISTING LOANS, ADVANCES, AND INVESTMENTS

Issuer	Equityholder	Ownership Percentage	Type of Entity
Port GmbH	Belden Europe B.V.	25%	Gesellschaft mit beschränkter Haftung (Germany)
Xuzhou Hirschmann Electronics Co. Ltd.	Hirschmann Automation and Control GmbH	50%	Limited Company (China)
GarretCom India Pvt. Ltd.	GarrettCom, Inc.	49%	Limited Company (India)

14

SCHEDULE 7.7

TRANSACTIONS WITH AFFILIATES

None.

15